Exhibit 10.4

AMENDED RESTATED AND CONSOLIDATED COINBASE PRIME BROKER

AGREEMENT

General Terms and Conditions

WHEREAS, Coinbase, as defined below, on behalf of itself and the Coinbase Entities, as defined below, and Bitwise Bitcoin ETF, f/k/a Bitwise Bitcoin ETP Trust (“Bitwise Bitcoin ETP”), are party to that certain Prime Broker Agreement, dated as of July 29, 2023, as amended from time to time (the “Bitwise Bitcoin ETP Coinbase PBA”);

WHEREAS, Coinbase, on behalf of itself and the Coinbase Entities, and Bitwise Investment Advisers, LLC, solely in its capacity as Sponsor of the Bitwise Ethereum ETF (“Bitwise Ethereum ETF”) are party to that certain Prime Broker Agreement, dated as of May 31, 2024, as amended from time to time (the “Bitwise Ethereum ETF Coinbase PBA” and together with the Bitwise Bitcoin ETP Coinbase PBA, the “Existing Coinbase PBAs”);

WHEREAS, Coinbase, Bitwise Bitcoin ETP, Bitwise Ethereum ETF desire to amend, restate, and consolidate each of the Existing Coinbase PBAs in accordance with the terms set forth in this Amended, Restated, and Consolidated Prime Broker Agreement; and

NOW, THEREFORE, in consideration of the mutual agreement as set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Coinbase, Bitwise Bitcoin ETP, and Bitwise Ethereum ETF agree that: (a) each of the Existing Coinbase PBAs are amended, restated and consolidated in accordance with the terms set forth in this Amended, Restated, and Consolidated Prime Broker Agreement; (b) the execution and delivery of this Amended, Restated, and Consolidated Prime Broker Agreement shall not constitute a novation, waiver, or release of the agreements or obligations incurred pursuant to terms of the Existing Coinbase PBAs, and accordingly any of the agreements and obligations incurred, and any security interests and liens granted pursuant to the terms of the Existing Coinbase PBAs are hereby ratified and affirmed by the parties hereto and remain in full force and effect; and (c) all references to the Existing Coinbase PBA’s in any other addendum thereto shall be deemed to refer to this Amended, Restated, and Consolidated Coinbase Prime Broker Agreement.

WHEREAS, Bitwise 10 Crypto Index Fund (“Bitwise 10 Crypto Index Fund”), Bitwise Solana ETF (“SOL ETF”) and Bitwise Bitcoin and Ethereum ETF (“BTC/ETH ETF”) desire to become party to this Amended, Restated, and Consolidated Prime Broker Agreement.

NOW THEREFORE, in consideration of the mutual agreement as set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Coinbase, Bitwise Bitcoin ETP, Bitwise Ethereum ETF, Bitwise 10 Crypto Index Fund, SOL ETF and BTC/ETH ETF agree as follows:

1. Introduction

1.1 This Amended, Restated, and Consolidated Prime Broker Agreement dated as of August 22, 2025 (the “Effective Date”) (including, the Coinbase Custody Services Agreement attached hereto as Exhibit A (the “Custody Agreement”), the Coinbase Master Trading Agreement attached hereto as Exhibit B (the “MTA”), the Coinbase Trade Finance Agreement attached hereto as Exhibit C (the “PTFA”) whose counterparties are listed in the Exhibit C and all other exhibits, addenda, and supplements attached hereto or referenced herein, (collectively, the “Coinbase PBA”’)), is entered

Exhibit 10.4

into by and between each entity listed in Schedule A, (each a “Client”), unless otherwise specified in the relevant Exhibits, and Coinbase, Inc. (“Coinbase”), for and on behalf of itself and on behalf of Coinbase Custody Trust Company, LLC (“Coinbase Custody’), and, if applicable, Coinbase Credit, Inc. (“Coinbase Credit,”) or Coinbase Custody International Ltd. (“CCI”) and collectively with Coinbase and Coinbase Custody, the “Coinbase Entities”). This Coinbase PBA shall constitute separate agreements, each between a single Client and the Coinbase Entities, as if such Client had executed a separate Coinbase PBA naming only itself as the Client, and no Client shall have any liability for the obligations of any other Client.

1.2 This Coinbase PBA sets forth the terms and conditions pursuant to which the Coinbase Entities will provide to Client custody, trade execution, lending, post-trade credit (if applicable), and other services (collectively, the “PB Services”) for certain digital assets (“Digital Assets”) and cash as set forth herein. As part of the PB Services, Coinbase will establish and maintain for Client the Trading Account (as defined and described in Section 2 of the MTA), and Coinbase Custody will establish and maintain for Client the Vault Account (as defined and described in Sections 1.1 and 2 of the Custody Agreement) (collectively with the Trading account, the “Accounts”).

1.3 Client’s Digital Assets are referred to as “Client Digital Assets,” Client’s cash is referred to as “Client Cash,” and Client Digital Assets and Client Cash are together referred to as “Client Assets.”

1.4 Client and the Coinbase Entities (individually or collectively, as the context requires) may also be referred to as a “Party.” Capitalized terms not defined in these General Terms and Conditions (the “General Terms”) shall have the meanings assigned to them in the respective exhibit, addendum, or supplement. Any singular term in this Coinbase PBA will be deemed to include the plural, and any plural term the singular and the words “such as,” “include,” “includes,” or “including” are deemed to be followed by the words “without limitation,” whether or not expressly stated. The word “will” shall be construed to have the same meaning and effect as the word “shall.” In the event of a conflict between these General Terms and any exhibit, addendum, or supplement hereto, the document governing the specific relevant PB Service shall control in respect of such PB Service.

2. Conflicts of Interest Acknowledgement

Client acknowledges that the Coinbase Entities may have actual or potential conflicts of interest in connection with providing the PB Services including that (1) Orders (as such term is defined in the MTA) may be routed to Coinbase’s exchange platform where Orders may be executed against other Coinbase clients or with Coinbase acting as principal, (ii) the beneficial identity of the purchaser or seller with respect to an Order is unknown and therefore may be another Coinbase client, (111) Coinbase does not engage in front-running, but is aware of Orders or imminent Orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge, and (iv) Coinbase may act in a principal capacity with respect to certain Orders (e.g., to fill residual Order size when a portion of an Order may be below the minimum size accepted by the CTV (as defined in Section 1.1 of the MTA). As a result of these and other conflicts, the Coinbase Entities may have an incentive to favor their own interests and the interests of their affiliates over a particular client’s (including Client’s) interests. Coinbase has in place certain policies and procedures that are designed to mitigate such conflicts.

3. Account Statements

Coinbase will make available to Client an electronic account statement every month. Each account statement will identify the amount of cash and each Digital Asset credited to Client’s Accounts at the end

Exhibit 10.4

of the period and set forth of Client’s activity during that period.

4. Client Instructions

4.1 In a written notice to the relevant Coinbase Entity, Client may designate persons or entities authorized to act on behalf of Client with respect to the PB Services (the “Authorized Representative”). Upon such designation, the Coinbase Entities may rely on the validity of such appointment until such time as Coinbase receives Instructions from Client revoking such appointment or designating a new Authorized Representative.

4.2 The Coinbase Entities may act upon instructions received from Client or Client’s Authorized Representative (“Instructions”). When taking action upon Instructions, the applicable Coinbase Entity shall act in a reasonable manner, and in conformance with the following: (a) Instructions shall continue in full force and effect until executed, canceled, or superseded; (b) if any Instructions are ambiguous, the applicable Coinbase Entity shall refuse to execute such Instructions until any such ambiguity has been resolved to the Coinbase Entity’s satisfaction; (c) the Coinbase Entities may refuse to execute Instructions if in the applicable Coinbase Entity’s opinion such Instructions are outside the scope of its obligations under this Coinbase PBA or are contrary to any applicable law, rule, regulation, court order, or binding order of a government authority; and (d) the Coinbase Entities may rely on any Instructions, notice, or other communication believed by it in good faith to be given by Client or Client’s Authorized Representative. Client shall be fully responsible and liable for, and the Coinbase Entities shall have no liability with respect to, any and all Claims and Losses (each as defined below) arising out of or relating to inaccurate or ambiguous Instructions. If Client is a trust, Client agrees that the Coinbase Entities shall have no liability for following the trustee’s instructions.

4.3 Each Coinbase Entity will comply with Client’s Instructions to stake, stack, or vote Client Digital Assets to the extent the applicable Coinbase Entity supports proof of stake validation, proof of transfer validation, or voting for such Digital Assets. The Coinbase Entities may, in their sole discretion, decide whether or not to support or cease supporting staking services, stacking, or voting for a Digital Asset.

5. Representations, Warranties, and Additional Covenants

Client represents, warrants, and covenants (which shall be deemed to repeat each of the following on each day on which it provides an Instruction) that:

5.1 Client has the full power, authority, and capacity to enter into this Coinbase PBA and to engage in transactions with respect to all Digital Assets relating to the PB Services;

5.2 Client is and shall remain in full compliance with all applicable laws, rules, and regulations in each jurisdiction in which Client operates or otherwise uses the PB Services, including U.S. securities laws and regulations, as well as any applicable state and federal laws, including AML and Sanctions Laws and Regulations (as defined below), and other anti-terrorism statutes, regulations, and conventions of the U.S. or other international jurisdictions;

5.3 Client is and shall remain in good standing with all relevant government agencies, departments, regulatory, self-regulatory, and supervisory bodies in all relevant jurisdictions in which it does business, and it will immediately notify Coinbase if it ceases to be in good standing with any regulatory authority;

Exhibit 10.4

5.4 Client is not a resident in nor organized under the laws of any country with which transactions or dealings are prohibited by governmental sanctions imposed by the U.S., the United Nations, the European Union, the United Kingdom, or any other applicable jurisdiction (collectively, “Sanctions Regimes”), nor is it owned or controlled by a person, entity or government prohibited under an applicable Sanctions Regime;

5.5 If it is a legal entity, it has implemented an AML and sanctions program that is reasonably designed to comply with applicable AML, anti-terrorist, anti-bribery/corruption, and Sanctions Regime laws and regulations, including, but not limited to, the Bank Secrecy Act, as amended by the USA PATRIOT Act (collectively, “AML and Sanctions Laws and Regulations”). Said program includes: (a) a customer due diligence program designed to identify and verify the identities of Client’s customers; (b) enhanced due diligence on high-risk customers, including but not limited to customers designated as politically exposed persons or residing in high-risk jurisdictions; (c) processes to conduct ongoing monitoring of customer transactional activity and report any activity deemed to be suspicious; (d) ongoing customer sanctions screening against applicable Sanctions Regimes lists; and (e) processes to maintain records related to the above controls as required by law;

5.6 Client does not maintain any asset in an Account which is derived from any unlawful activity and it will not instruct or otherwise cause Coinbase to hold any assets or engage in any transaction that would cause Coinbase to violate applicable laws and regulations, including applicable AML and Sanctions Laws and Regulations;

5.7 Client shall promptly provide such information as the Coinbase Entities may reasonably request from time to time regarding: (a) its policies, procedures, and activities which relate to the PB Services, including information on Client’s underlying customers, where applicable; and (b) its use of the PB Services, in each case to the extent reasonably necessary for the Coinbase Entities to comply with any applicable laws, rules, and regulations (including money laundering statutes, regulations, and conventions of the U.S. or other jurisdictions), or the guidance or direction of, or request from, any regulatory authority or financial institution;

5.8 By executing this Coinbase PBA, Client further provides written consent to allow the Coinbase Entities to request and obtain any and all beneficial owner information regarding the Client that is maintained on any national beneficial ownership registry, including, but not limited to, the Beneficial Ownership Information Registry maintained by the U.S. Financial Crimes Enforcement Network (“FinCEN”), in order to assist the Coinbase Entities in complying with their anti-money laundering and customer due diligence obligations, with the understanding that the Coinbase Entities will only use such information for those purposes and will maintain the information pursuant to the confidentiality provisions of this Coinbase PBA.

5.9 Client’s use of the PB Services shall be for commercial, business purposes only, limited to activities disclosed in the due diligence information submitted to Coinbase, and shall not include any personal, family, or household purposes. It shall promptly notify Coinbase in writing in the event it intends to use the PB Services in connection with any business activities not previously disclosed to Coinbase. Coinbase may, in its sole discretion, prohibit Client from using the PB Services in connection with any business activities not previously disclosed;

Exhibit 10.4

5.10 Client’s Authorized Representatives have the: (a) full power, authority, and capacity to access and use the PB Services; and (b) appropriate sophistication, expertise, and knowledge necessary to understand the nature and risks, and make informed decisions, in respect of Digital Assets and the PB Services;

5.11 This Coinbase PBA is a legal, valid, and binding obligation, enforceable against it in accordance with its terms;

5.12 Client has not relied on any Coinbase Entity for any investment, legal, tax, or accounting advice, and Client is solely responsible, and shall not rely on any Coinbase Entity, for determining whether any investment, investment strategy, transaction, legal consideration, or tax or accounting treatment involving any assets (including Digital Assets) is appropriate for Client based on its investment objectives, financial circumstances, risk tolerance, legal considerations, and tax or accounting consequences;

5.13 Client has duly appointed and authorized the individual(s) whose signatures are stated below to execute and deliver this Coinbase PBA;

5.14 Client has the right to deliver any assets it transfers to a Coinbase Entity and all such assets are free and clear of all liens, claims, and encumbrances (other than liens solely in favor of any of the Coinbase Entities) and Client will not cause or allow any of the Accounts, whether now owned or hereafter acquired, to be or become subject to any liens, security interests, mortgages, or encumbrances of any nature (other than liens solely in favor of any of the Coinbase Entities);

5.15 To the best of Client’s knowledge, there is no pending or threatened action, suit, or proceeding at law or in equity or before any court, tribunal, governmental body, agency, official, or arbitrator against Client that is likely to affect the legality, validity, or enforceability against it of this Coinbase PBA or the ability of Client to perform its obligations hereunder;

5.16 Unless it advises Coinbase to the contrary in writing, at all times, none of Client’s assets constitute, directly or indirectly, plan assets subject to the fiduciary responsibility and prohibited transaction sections of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), the prohibited transaction provisions of the Internal Revenue Code of 1986, as amended, or any federal, state, local, or non-U.S. law that is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, and Client shall immediately provide Coinbase with a written notice in the event that it becomes aware that it is in breach of the foregoing;

5.17 To the extent Client provides a Coinbase Entity with Instructions (which may include standing Instructions) to implement a vesting or lockup schedule for a particular token in connection with Client's obligations to a token issuer, such vesting or lockup schedule (and any subsequent changes made by Client to the vesting or lockup schedule, if any) will accurately reflect the terms of Client’s obligations to the token issuer; and

5.18 Client will promptly inform Coinbase in writing if any of the above representations, warranties, and covenants cease to be true.

Coinbase, on behalf of itself and each other Coinbase Entity, represents, warrants, and covenants that:

Exhibit 10.4

5.19 Coinbase possesses and will maintain all licenses, registrations, authorizations, and approvals required by any applicable government agency or regulatory authority for it to operate its business and provide the PB Services;

5.20 Coinbase will not, directly or indirectly, lend, pledge, hypothecate, or rehypothecate Client Assets unless otherwise agreed in writing by Client;

5.21 Coinbase has the full power, authority, and capacity to enter into and be bound by this Coinbase PBA; and

5.22 This Coinbase PBA is a legal, valid, and binding obligation, enforceable against it in accordance with its terms.

6. No Investment Advice or Brokerage

6.1 Client assumes responsibility for each transaction executed by or for it in connection with this Coinbase PBA. Client understands and agrees that none of the Coinbase Entities is acting as a “broker” as defined in the Securities Exchange Act of 1934 or as an investment adviser as defined in the Investment Advisers Act of 1940 (the “Investment Advisers Act”) with respect to their activities in connection with this Coinbase PBA, and the Coinbase Entities have no liability, obligation, or responsibility whatsoever for Client decisions relating to the PB Services. Client should consult its own legal, tax, investment, and accounting professionals.

6.2 While the Coinbase Entities may make certain general information available to Client (including Market Data, as defined in Section 7 of the MTA), the Coinbase Entities are not providing and will not provide Client with any investment, legal, tax, or accounting advice regarding Client’s specific situation. The Coinbase Entities shall have no liability, obligation, or responsibility whatsoever regarding any decision to enter into in any transaction with respect to any asset (including Digital Assets).

7. Opt-In to Article 8 of the Uniform Commercial Code

Each item of property (including Client Assets) credited to an Account will be treated as “financial assets” under Article 8 of the New York Uniform Commercial Code (“Article 8”). Coinbase and Coinbase Custody are “securities intermediaries,” the Accounts are each “securities accounts,” and Client is an “entitlement holder” under Article 8. This Coinbase PBA sets forth how the Coinbase Entities will satisfy their Article 8 duties. Treating property in the Accounts as financial assets under Article 8 does not determine the characterization or treatment of such property under any other law or rule. New York will be the securities intermediary’s jurisdiction with respect to Coinbase and Coinbase Custody, and New York law will govern all issues addressed in Article 2(1) of the Hague Securities Convention. Coinbase and Coinbase Custody will credit Client with any payments or distributions on any Client Assets it holds for Client’s Accounts, unless (i) the payment or distribution is an Advanced Protocol (as defined below) that Coinbase does not support (as described in Section 14.2), (41) Coinbase lacks the technological capabilities to provide Client with these payments or distributions, or (iii) Coinbase cannot deliver the distributions for legal or other reasons that make providing such distributions impossible or impracticable. Coinbase and Coinbase Custody will comply with Client’s Instructions with respect to Client Assets in the Accounts, subject to the terms of this Coinbase PBA, and related Coinbase rules, including the Prime Trading Rules (as defined in preamble to the MTA).

Exhibit 10.4

8. General Use, Security and Prohibited Use

8.1 Prime Broker Site and Content. During the term of this Coinbase PBA, the Coinbase Entities hereby grant Client a limited, nonexclusive, non-transferable, non-sublicensable, revocable, and royalty- free license, subject to the terms of this Coinbase PBA, to access and use the Coinbase Prime Broker Site accessible at prime.coinbase.com (the “Coinbase PB Site”) and related content, materials, and information (collectively, the “Content”) solely for Client’s internal business use and other purposes as permitted by Coinbase in writing from time to time. Any other use of the Coinbase PB Site or Content is hereby prohibited. All other right, title, and interest (including all copyright, trademark, patent, trade secrets, and all other intellectual property rights) in the Coinbase PB Site, Content, and PB Services is and will remain the exclusive property of the Coinbase Entities and their licensors. Client shall not copy, transmit, distribute, sell, license, reverse engineer, modify, publish, or participate in the transfer or sale of, create derivative works from, or in any other way exploit any of the PB Services or Content, in whole or in part. “Coinbase,” “Coinbase Prime,” “prime.coinbase.com,” and all logos related to the PB Services or displayed on the Coinbase PB Site are either trademarks or registered marks of the Coinbase Entities or their licensors. Client may not copy, imitate, or use them without Coinbase’s prior written consent. The license granted under this Section will automatically terminate upon termination of this Coinbase PBA, or the suspension or termination of Client’s access to the Coinbase PB Site or PB Services.

8.2 Supported Digital Assets. Coinbase determines in its sole discretion which Digital Assets to support for use with the Trading Services (as defined in the preamble to the MTA), as specified on the Coinbase PB Site. Not all Digital Assets supported for Custodial Services (as defined in Section 1.1 of the Custody Agreement) are also supported for Trading Services.

8.3 Use of the Coinbase PB Site. Client agrees to access and use the Coinbase PB Site to review any Orders, deposits, or withdrawals or required actions to confirm the authenticity of any communication or notice from the Coinbase Entities.

8.4 Unauthorized Users. Client shall not permit any person or entity that is not Client or an Authorized Representative (each, an “Unauthorized User’) to access, connect to, or use the Coinbase PB Site or the PB Services. The Coinbase Entities shall have no liability, obligation, or responsibility whatsoever for, and Client shall be fully responsible and liable for, any and all Claims and Losses arising out of or relating to the acts and omissions of any Unauthorized User in respect of the Coinbase PB Site or the PB Services. Client shall notify Coinbase immediately if Client believes or becomes aware that an Unauthorized User has accessed, connected to, or used the Coinbase PB Site or the PB Services.

8.5 Password Security; Contact Information. Client is fully responsible for maintaining adequate security and control of any and all IDs, passwords, hints, personal identification numbers (PINs), API keys, YubiKeys, other security or confirmation information or hardware, and any other codes that Client or an Authorized Representative uses to access the Coinbase PB Site or the PB Services. Client agrees to keep Client’s email address and telephone number on the Coinbase PB Site up to date in order to receive any notices or alerts that the Coinbase Entities may send to Client. Client shall be fully responsible for, and the Coinbase Entities shall have no liability, obligation, or responsibility whatsoever for, any Losses that Client may sustain due to compromise of Client’s login credentials. In the event Client believes Client’s login credentials or other information with

Exhibit 10.4

respect to the Coinbase PB Site or the PB Services has been compromised, Client must contact Coinbase immediately.

8.6 Prohibited Use. Client will comply with the Prohibited Use Policy found at https://www.coinbase.com/legal/prohibited_use.

9. Taxes

9.1 Taxes. Except as otherwise expressly stated herein, Client shall be fully responsible and liable for, and the Coinbase Entities shall have no liability, obligation, or responsibility whatsoever for, the payment of any and all present and future tariffs, duties, or taxes (including withholding taxes, transfer taxes, stamp taxes, documentary taxes, value added taxes, personal property taxes, and all similar costs) imposed or levied by any government or governmental agency (collectively, “Taxes”) and any related Claims and Losses or the accounting or reporting of income or other Taxes arising from or relating to any transactions Client conducts through the PB Services. Client shall file all tax returns, reports, and disclosures required by applicable law.

9.2 Withholding Tax. Except as required by applicable law, each payment under this Coinbase PBA or collateral deliverable by Client to any Coinbase Entities shall be made, and the value of any collateral or margin shall be calculated, without withholding or deducting of any Taxes. If any Taxes are required to be withheld or deducted, Client (a) authorizes the Coinbase Entities to effect such withholding or deduction and remit such Taxes to the relevant taxing authorities and (b) shall pay such additional amounts or deliver such further collateral as necessary to ensure that the actual net amount received by the Coinbase Entities is equal to the amount that the Coinbase Entities would have received had no such withholding or deduction been required. Client agrees that the Coinbase Entities may disclose any information with respect to Client Assets and the PB Services, including the Accounts and Client’s transactions and Orders, required by any applicable taxing authority or other governmental entity. Client agrees that the Coinbase Entities may withhold or deduct Taxes as may be required by applicable law. From time to time, Coinbase Entities shall ask Client for tax documentation or certification of Client’s taxpayer status as required by applicable law, and any failure by Client to comply with this request in the time frame identified may result in withholding or remission of taxes to a tax authority as required by applicable law.

10. PB Services Fees

10.1 Client agrees to pay all commissions and fees in connection with Orders and the PB Services on a timely basis. This includes the fees set out in the Fee Schedule, as amended from time-to-time, pass-through fees such as bank fees, and network fees (as calculated by the Coinbase Entities in their sole discretion). If such fees remain unpaid following the payment date, Client authorizes the Coinbase Entities to deduct any such unpaid amounts from Client’s Accounts. The Coinbase Entities will in their sole discretion determine the appropriate level of rounding amounts to minimize any rounding error.

10.2 In addition to any fees payable pursuant to the Fee Schedule, as payment in part for the Custodial Services Coinbase provides under this Coinbase PBA, Client agrees to pay Coinbase an additional fee equal to the amount of any interest and other earnings attributable or allocable to Client Cash. Client agrees and understands that Coinbase will collect any such fees at the time such interest or

Exhibit 10.4

other earnings are received by Coinbase and therefore Client’s account statements will not reflect any such interest.

11. Confidentiality

11.1 Client and the Coinbase Entities each agree that with respect to: (1) any non-public information regarding Client’s use of or Coinbase’s performance of the Prime Services, including but not limited to any technical issues, errors, omissions, delays, or services interruptions, regardless of whether such issues, errors, omissions, delays, or service interruptions were experienced or caused by Client or Coinbase; and (ii) any non-public, confidential, or proprietary information of the other Party, including the existence and terms of this Coinbase PBA, the other Party’s business operations or business relationships (including the Coinbase Entities’ fees), (collectively, “Confidential Information’’), it (a) will not disclose such Confidential Information except to such party’s officers, directors, agents, employees, and professional advisors who need to know such Confidential Information relating to the Parties’ obligations under this Coinbase PBA and who are informed of, and agree to be bound by, obligations of confidentiality and (b) will protect such Confidential Information from unauthorized use and disclosure.

11.2 Each Party shall use any Confidential Information that it receives solely for purposes of (i) exercising its rights and performing its duties under the Coinbase PBA and (ii) complying with any applicable laws, rules, and regulations; provided that, the each Party may use Confidential Information for (1) risk management and/or compliance with applicable laws and regulations (as reasonably interpreted by Coinbase) and (2) for the Coinbase Entities to develop, enhance, and market their products and services, as reasonable. Confidential Information shall not include any (w) information that is or becomes generally publicly available through no fault of the recipient, (x) information that the recipient obtains from a third party (other than in connection with this Coinbase PBA) that, to the recipient’s best knowledge, is not bound by a confidentiality agreement prohibiting such disclosure, (y) information that is independently developed or acquired by the recipient without the use of Confidential Information provided by the disclosing party, or (z) disclosure with the prior written consent of the disclosing Party.

11.3 Notwithstanding the foregoing, each Party may disclose Confidential Information of the other Party to each Party’s partners — provided that the disclosing Party ensures that each recipient is bound by written confidentiality obligations no less protective than those set out herein prior to the disclosure of any Confidential Information - and to the extent required by a court of competent jurisdiction or governmental authority or otherwise required by law. For purposes of this Section, no affiliate of Coinbase shall be considered a third party of any Coinbase Entity, and the Coinbase Entities may freely share Client’s Confidential Information among each other and with such affiliates. All documents and other tangible objects containing or representing Confidential Information and all copies or extracts thereof or notes derived therefrom that are in the possession or control of the receiving Party shall be and remain the property of the disclosing Party and shall be promptly returned to the disclosing Party or destroyed, each upon the disclosing Party’s request; provided, however, notwithstanding the foregoing, the receiving Party may retain one (1) copy of Confidential Information if (a) required by law or regulation or (b) retained pursuant to an established document retention policy.

12. Security and Business Continuity

Exhibit 10.4

The Coinbase Entities shall not have any liability, obligation, or responsibility whatsoever for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms, or other malware that may affect computer or other equipment, or any phishing, spoofing, or other attack, unless such damage or interruption directly resulted from the Coinbase Entities’ gross negligence, fraud, or willful misconduct. Client agrees to access and use the PB Services through the Coinbase PB Site to review any Orders, deposits, or withdrawals or required actions to confirm the authenticity of any communication or notice from the Coinbase Entities.

The Coinbase Entities have implemented and will maintain a reasonable information security program that includes policies and procedures that are reasonably designed to safeguard the Coinbase Entities’ electronic systems and Client’s Confidential Information from, among other things, unauthorized access or misuse. In the event of a Data Security Incident (as defined below), the applicable Coinbase Entity shall promptly notify as required by New York law, Client and such notice shall include the following information: (a) the timing and nature of the Data Security Incident; (b) the information related to Client that was compromised; (c) when the Data Security Incident was discovered; and (d) any remedial actions that have been taken and that the applicable Coinbase Entity plans to take. “Data Security Incident” means an incident whereby (i) an unauthorized person acquired or accessed Client’s Confidential Information, or (ii) Client’s Confidential Information is otherwise lost, stolen, or compromised, in each case while in the possession or control of the Coinbase Entities resulting in material harm to the Client.

The Coinbase Entities have established a business continuity plan that will support their ability to conduct business in the event of a significant business disruption. The business continuity plan is reviewed and updated annually and may be updated more frequently as deemed necessary by the Coinbase Entities in their sole discretion. To receive more information about the Coinbase Entities’ business continuity plan, please send a written request to Client’s account manager or sales representative.

13. Acknowledgement of Risks

13.1 Client hereby acknowledges, that:

(i) Digital Assets are not legal tender, are not backed by any government or government agency, and the Vault Account and the Trading Account are not subject to the Federal Deposit Insurance Corporation or Securities Investor Protection Corporation protections;

(ii) Legislative and regulatory changes or actions at the state, federal, or international level may adversely affect (1) the use, transfer, exchange, and value of Digital Assets or (2) Coinbase’s ability or willingness to support one or more Digital Assets;

(iii) Transactions in Digital Assets are irreversible, and, accordingly, Digital Assets lost due to fraudulent or accidental transactions may not be recoverable;

(iv) Certain Digital Asset transactions will be deemed to be made when recorded on a public blockchain ledger, which is not necessarily the date or time that Client initiates the transaction or such transaction enters the pool;

(v) The value of Digital Assets may be derived from the continued willingness of market participants to exchange any fiat currency for Digital Assets, which may result in the permanent and total loss of value of a Digital Asset should the market for that Digital Asset disappear;

Exhibit 10.4

(vi) There is no assurance that a person or entity who accepts a Digital Assets as payment today will continue to do so in the future;

(vii) The volatility and unpredictability of the price of Digital Assets relative to fiat currency may result in significant losses over a short period of time;

(viii) The nature of Digital Assets may lead to an increased risk of fraud or cyber-attack;

(ix) The nature of Digital Assets means that any technological difficulties experienced by a Coinbase Entity may prevent access to or use of Client Digital Assets; and

(x) Any bond or trust account maintained by Coinbase Entities for the benefit of its customers may not be sufficient to cover all losses (including Losses) incurred by customers.

14. Operation of Digital Asset Protocols

14.1 The Coinbase Entities do not own or control the underlying software protocols which govern the operation of Digital Assets. Generally, the underlying software protocols and, if applicable, related smart contracts (referred to collectively as “Protocols” for purposes of this Section) are open source and anyone can use, copy, modify, or distribute them. By using the PB Services, Client acknowledges and agrees that: (i) the Coinbase Entities make no guarantee of the functionality, security, or availability of underlying Protocols; (11) some underlying Protocols are subject to consensus-based proof of stake validation methods which may allow, by virtue of their governance systems, changes to the associated blockchain or digital ledger (“Governance Modifiable Blockchains”), and that any Client transactions validated on such Governance Modifiable Blockchains may be affected accordingly; and (iii) the underlying Protocols are subject to sudden changes in operating rules (a/k/a “forks”), and that such forks may materially affect the value, function, and even the name of the Digital Assets. In the event of a fork, Client agrees that the Coinbase Entities may temporarily suspend PB Services (with or without notice to Client) and that the Coinbase Entities may, in their sole discretion, determine whether or not to support or cease supporting either branch of the forked protocol entirely. Client agrees that the Coinbase Entities shall have no liability, obligation, or responsibility whatsoever arising out of or relating to the operation of Protocols, transactions affected by Governance Modifiable Blockchains, or an unsupported branch of a forked protocol and, accordingly, Client acknowledges and assumes the risk of the same.

14.2 Except to the extent otherwise specifically communicated by the Coinbase Entities through a written public statement on the Coinbase website, the Coinbase Entities do not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced, or forked protocols, tokens, or coins, which supplement or interact with a Digital Asset (collectively, “Advanced Protocols’) in connection with the PB Services. The PB Services are not configured to detect, process, or secure Advanced Protocol transactions and neither Client nor any Coinbase Entity will be able to retrieve any unsupported Advanced Protocol. No Coinbase Entity shall have liability, obligation, or responsibility whatsoever in respect of Advanced Protocols.

15. Disclaimer of Warranties

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PB SERVICES AND

THE COINBASE WEBSITE ARE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS

Exhibit 10.4

WITHOUT ANY WARRANTY OF ANY KIND, AND THE COINBASE ENTITIES HEREBY

SPECIFICALLY DISCLAIM ALL WARRANTIES WITH RESPECT TO THE PB SERVICES,

WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES

OR CONDITIONS OF TITLE, MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR

A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. THE COINBASE ENTITIES DO NOT

WARRANT THAT THE PB SERVICES, INCLUDING ACCESS TO AND USE OF THE COINBASE

WEBSITES, OR ANY OF THE CONTENT CONTAINED THEREIN, WILL BE CONTINUOUS,

UNINTERRUPTED, TIMELY, COMPATIBLE WITH ANY SOFTWARE, SYSTEM OR OTHER

SERVICES, SECURE, COMPLETE, FREE OF HARMFUL CODE, OR ERROR-FREE.

16. Indemnification

16.1 Client shall defend, indemnify, and hold harmless each Coinbase Entity, its affiliates, and their respective officers, directors, agents, employees, and representatives (each, a “Coinbase Party” and collectively, the “Coinbase Parties”) from and against any and all Claims and Losses arising out of, relating to or in connection with (1) this Coinbase PBA, the Accounts, the relationship between the Parties and the Prime Services, (ii) Coinbase’s enforcement and protection of its rights hereunder (including the exercise of its rights and remedies upon an Event of Default, enforcement of this indemnification, and collection of amounts due to it hereunder), and (iii) reliance on any communication, notice, or instruction of Client or its Authorized Representative. This obligation will survive any termination of this Coinbase PBA. Client shall not accept any settlement of any Claims or Losses if such settlement imposes any financial or non-financial liabilities, obligations or restrictions on, or requires an admission of guilt or wrong-doing from, any Coinbase Party, without such Coinbase Party’s prior written consent.

16.2 For the purposes of this Coinbase PBA:

(i) “Claim” means any action, suit, litigation, demand, charge, arbitration, proceeding (including any civil, criminal, administrative, investigative, or appellate proceeding), hearing, inquiry, audit, examination, or investigation commenced, brought, conducted, or heard by or before, or otherwise involving, any court or other governmental, regulatory, or administrative body, or any arbitrator or arbitration panel; and

(ii) “Losses” means any liabilities, damages, diminution in value, payments, obligations, losses, interest, costs and expenses, security, or other remediation costs (including any regulatory investigation or third party subpoena costs, reasonable external attorneys’ fees, court costs, expert witness fees, and other expenses relating to investigating or defending any Claim); fines, taxes, fees, restitution, or penalties imposed by any governmental, regulatory, or administrative body, interest on and additions to tax with respect to, or resulting from, Taxes imposed on Client’s assets, cash, other property, or any income or gains derived therefrom; and judgments (at law or in equity) or awards of any nature.

17. Limitation of Liability

17.1 Standard of Care. IN NO EVENT SHALL ANY COINBASE PARTY BE RESPONSIBLE OR LIABLE FOR ANY LOSS, CLAIM, OR DAMAGE SUFFERED BY CLIENT, EXCEPT TO THE EXTENT THAT SUCH LOSS, CLAIM, OR DAMAGE DIRECTLY RESULTED FROM THE

Exhibit 10.4

GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FRAUD OF A COINBASE ENTITY. NO COINBASE PARTY SHALL BE LIABLE FOR ANY LOSS CAUSED DIRECTLY OR INDIRECTLY BY (A) THE FAILURE OF CLIENT TO ADHERE TO COINBASE’S POLICIES AND PROCEDURES THAT HAVE BEEN DISCLOSED TO THE CLIENT, (B) ANY FAILURE OR DELAY TO ACT BY ANY SERVICE PROVIDER TO CLIENT, OR (C) ANY SYSTEM FAILURE (OTHER THAN A SYSTEM FAILURE CAUSED BY THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FRAUD OF A COINBASE ENTITY) THAT PREVENTS A COINBASE ENTITY FROM FULFILLING ITS OBLIGATIONS UNDER THIS COINBASE PBA.

17.2 Liability Caps. THE LIABILITY OF SUCH COINBASE PARTY WILL NOT EXCEED (A) THE AGGREGATE AMOUNT OF FEES PAID BY CLIENT TO THE RELEVANT COINBASE ENTITY IN RESPECT OF THE PB SERVICES IN THE 12-MONTH PERIOD PRIOR TO THE OCCURRENCE OF THE EVENT GIVING RISE TO SUCH LIABILITY (SUCH EVENT, THE “LIABILITY EVENT”), OR (B) SOLELY IN RESPECT OF CUSTODIAL SERVICES PROVIDED PURSUANT TO THE CUSTODY AGREEMENT, THE GREATER OF: (i) THE AGGREGATE AMOUNT OF FEES PAID BY CLIENT TO COINBASE CUSTODY IN RESPECT OF THE CUSTODIAL SERVICES IN THE 12- MONTH PERIOD PRIOR TO THE LIABILITY EVENT, OR (ii) THE VALUE, AT THE TIME THE LIABILITY EVENT OCCURRED, OF THE SUPPORTED DIGITAL ASSETS ON DEPOSIT IN CLIENT’S VAULT ACCOUNT(S) DIRECTLY AFFECTED BY SUCH LIABILITY EVENT. THE COINBASE ENTITIES WILL VALUE THE SUPPORTED DIGITAL ASSETS USING THE SAME VALUATION METHODS AND PROCESSES THAT ARE OTHERWISE USED WHEN A COINBASE CUSTOMER SELLS AN ASSET ON THE COINBASE PB SITE OR ANY OTHER COMMERCIALLY REASONABLE VALUATION METHOD AS DETERMINED BY COINBASE IN ITS SOLE DISCRETION; PROVIDED THAT IN NO EVENT SHALL COINBASE CUSTODY’S AGGREGATE LIABILITY IN RESPECT OF ANY CUSTODY WALLET EXCEED ONE HUNDRED MILLION U.S. DOLLARS (US$100,000,000). IN THE EVENT OF ANY LOSS SUSTAINED BY CLIENT FOR WHICH A COINBASE PARTY IS LIABLE HEREUNDER, THE LIABILITY OF SUCH COINBASE PARTY SHALL BE REDUCED TO THE EXTENT THAT CLIENT’S OWN BREACH CONTRIBUTED TO SUCH LOSS.

17.3 Waiver of Consequential Damages

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NO PARTY HERETO SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR PUNITIVE LOSS OR DAMAGE OR SIMILAR LOSSES OR DAMAGES (INCLUDING LOST PROFITS), EVEN IF THE OTHER PARTY HAD BEEN ADVISED OF OR KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY THEREOF.

17.4 No Joint and Several Liability

NOTHING IN THIS COINBASE PBA SHALL BE DEEMED TO CREATE ANY JOINT OR SEVERAL LIABILITY AMONG ANY OF THE COINBASE ENTITIES.

18. Term, Termination and Suspension

Exhibit 10.4

This Coinbase PBA shall remain in effect until terminated by a Coinbase Entity or Client as follows:

18.1 Client or any Coinbase Entity may terminate this Coinbase PBA in whole or in part for any reason and absent an Event of Default by providing at least 30 days’ prior notice to the other party; provided, however, Client’s termination of this Coinbase PBA shall not be effective until Client has fully satisfied its obligations hereunder.

18.2 Regardless of any other provision of this Coinbase PBA, the Coinbase Entities may, in their sole discretion, suspend, restrict, or terminate Client’s PB Services, including by suspending, restricting, or closing Client’s Accounts or any provision of credit (as applicable), immediately upon the occurrence of an Event of Default, at any time and without prior notice to Client. Provided that, if Coinbase takes any action for any reason under this Section 18.2, Coinbase will provide Client with notice unless such notice is not permitted under applicable law.

18.3 “Event of Default” shall mean:

(i) Client breaches any provision of this Coinbase PBA and such breach is not cured within one (1) business day after notice of such breach is given to Client in the case of a payment-related breach or is not cured within three (3) business days after such notice of such breach is given to Client in the case of a non-payment related breach;

(ii) Client breaches any of the representations or warranties contained in Section 5 of this Coinbase PBA;

(iii) A default or event of default under, or termination of, any other agreement between Client and a Coinbase Entity, including the Events of Default listed in the Post Trade Financing Agreement or Portfolio Financing and Margining Agreement;

(iv) Client takes any action to dissolve or liquidate, in whole or in part;

(v) Client becomes insolvent, makes an assignment for the benefit of creditors, or becomes subject to the direct control of a trustee, receiver, or similar authority;

(vi) Client institutes or becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules, or regulations which is not dismissed within fifteen (15) days, such termination being effective immediately upon any declaration of bankruptcy;

(vii) A Coinbase Entity becomes aware of any facts or circumstances with respect to Client’s financial, legal, regulatory, or reputational position which may affect Client’s ability to comply with its obligations under this Coinbase PBA;

(viii) Termination is required pursuant to a facially valid subpoena, court order, or binding order of a government authority;

(ix) Any Account or Client’s use of the PB Services is subject to any pending litigation, investigation, or government proceeding or a Coinbase Entity reasonably perceives a heightened risk of legal regulatory non-compliance, in each case as associated with any Account or Client’s use of the PB Services; or

(x) A Coinbase Entity reasonably suspects Client of attempting to circumvent a Coinbase Entity’s controls or uses the PB Services in a manner a Coinbase Entity otherwise deems inappropriate or potentially harmful to itself or third parties.

Exhibit 10.4

18.4 Client acknowledges that the Coinbase Entities’ decision to take certain actions, including suspending, restricting, or terminating the provision of PB Services, may be based on confidential criteria that are essential to a Coinbase Entity’s risk management and security practices and agrees that the Coinbase Entities are under no obligation to disclose the details of its risk management and security practices to Client.

18.5 Inactive Accounts. Client agrees that to the extent that Client has not utilized the PB Services or the Accounts have been inactive or dormant for a period of at least twelve (12) months, the Coinbase Entities may close any such dormant Accounts or cease to provide one or more PB Services or immediately, upon notice, terminate this Coinbase PBA.

18.6 Termination and Closure.

Upon notice by one party hereunder to the other of the termination of this Coinbase PBA or the termination of a service provided hereunder or closure of an Account pursuant to 18.1, Client shall withdraw affected Client Assets (“Affected Assets”) within thirty (30) days following such notice to the extent not prohibited under applicable law, including applicable AML and Sanctions Laws and Regulations, or by facially valid subpoena, court order, or binding order of a government authority. Client agrees that failure to do so within that thirty (30) day period may result in Client Assets being transferred to Client’s linked bank account or Digital Asset wallet on file.

Client is liable to pay fees until all Client Assets are removed. However, the relevant Coinbase Entities will provide no services other than continuing to maintain Affected Assets following termination or closure. Notwithstanding anything provided herein to the contrary, the relevant Coinbase Entities may retain sufficient Client Assets to close out or complete any transaction that was in process prior to such termination or to satisfy any remaining obligations or indebtedness. Client is responsible for all fees, debits, costs, commissions, and losses arising from any actions a Coinbase Entity must take to liquidate or close transactions.

19. Set off

Upon the occurrence of an Event of Default, each Coinbase Entity may set off and net the amounts due from it or any other Coinbase Entity to Client and from Client to it or any other Coinbase Entity, so that a single payment (the “Net Payment”) shall be immediately due and payable by Client or the Coinbase

Entity to the other (subject to the other provisions hereof and of any agreement with a Coinbase Entity).

If any amounts cannot be included within the Net Payment, such amounts shall be excluded but may still be netted against any other similarly excluded amounts. Upon the occurrence of an Event of Default, each

Coinbase Entity may also (a) liquidate, apply, and set off any or all Client Assets against any Net Payment, unpaid trade credits, or any other obligation owed by Client to any Coinbase Entity and (b) set off and net any Net Payment or any other obligation owed to Client by any Coinbase Entity against (i) any or all collateral or margin posted by any Coinbase Entity to Client (or the U.S. dollar value thereof, determined by Coinbase in its sole discretion on the basis of a recent price at which the relevant Digital Asset was sold to clients via the Trading Services), and (ii) any Net Payment, unpaid trade credits, or any other obligation owed by Client to any Coinbase Entity (in each case, whether matured or unmatured, fixed or contingent, or liquidated or unliquidated). Client agrees that in the exercise of setoff rights or secured party remedies,

Exhibit 10.4

the Coinbase Entities may value Client Digital Assets using the same valuation methods and processes that are otherwise used when a Coinbase client sells an asset via the Trading Services or any other commercially reasonable valuation method as determined by Coinbase in its sole discretion.

20. Privacy

The Coinbase Entities shall use and disclose Client’s and its Authorized Representatives’ non-public personal information in accordance with the Coinbase Privacy Policy, as set forth at https://www.coinbase.com/legal/privacy or a successor website, and as amended and updated from time to time.

21. Arbitration

21.1 Any Claim arising out of or relating to this Coinbase PBA, or the breach, termination, enforcement, interpretation, or validity thereof, including any determination of the scope or applicability of the agreement to arbitrate as set forth in this Section, shall be determined by arbitration in the state of New York or another mutually agreeable location before three arbitrators. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures, and the award of the arbitrator (the “Award’) shall be accompanied by a reasoned opinion. Judgment on the Award may be entered in any court having jurisdiction.

21.2 Within 15 days after the commencement of the arbitration, each Party shall select one person to act as arbitrator, and the two so selected shall select a third arbitrator within 30 days of the commencement of the arbitration. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator within the allotted time, the third arbitrator shall be appointed by JAMS in accordance with its rules. All arbitrators shall serve as neutral, independent and impartial arbitrators.

21.3 This Coinbase PBA shall not preclude the Parties from seeking provisional relief, including injunctive relief, in any court of competent jurisdiction. Seeking any such provisional relief shall not be deemed to be a waiver of such party’s right to compel arbitration. The Parties expressly waive their right to a jury trial to the extent permitted by applicable law.

21.4 The Parties acknowledge that this Coinbase PBA evidences a transaction involving interstate commerce. Notwithstanding the provision herein with respect to applicable substantive law, any arbitration conducted pursuant to the terms of this Coinbase PBA shall be governed by the Federal Arbitration Act (9 U.S.C. §§ 1-16).

22. Recording of Conversations

For compliance and monitoring purposes, Client authorizes each Coinbase Entity at its sole discretion to record conversations between such Coinbase Entity and Client or its Authorized Representatives relating to this Coinbase PBA and the PB Services. Client agrees that the Coinbase Entities may submit such recordings in evidence in any dispute, suit, action, or other proceeding. In the event a dispute arises between Client and a Coinbase Entity, the Coinbase Entity shall provide any available recordings to the Client upon request; provided that nothing herein shall obligate any Coinbase Entity from making or keeping any records that it does not make or keep in the ordinary course of its business.

23. Waiver

Exhibit 10.4

Any waivers of rights by the Coinbase Entities under this Coinbase PBA must be in writing and signed by Coinbase on behalf of the relevant Coinbase Entities. A waiver will apply only to the particular circumstance giving rise to the waiver and will not be considered a continuing waiver in other similar circumstances. The Coinbase Entities’ failure to insist on strict compliance with this Coinbase PBA or any other course of conduct by the Coinbase Entities shall not be considered a waiver of their rights under this Coinbase PBA.

24. Survival

All provisions of this Coinbase PBA which by their nature extend beyond the expiration or termination of this Coinbase PBA shall survive the termination or expiration of this Coinbase PBA.

25. Governing Law

This Coinbase PBA and the PB Services will be governed by and construed in accordance with the laws of the State of New York, excluding its conflicts of laws principles, except to the extent such state law is preempted by federal law.

26. Force Majeure

The Coinbase Entities shall not be liable for delays, suspension of operations, whether temporary or permanent, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the Coinbase Entities, including any act of God; embargo; natural disaster; act of civil or military authorities; act of terrorists; hacking; government restrictions; market volatility or disruptions in order trading on any CTV, exchange or market; suspension of trading; civil disturbance; war; strike or other labor dispute; fire; severe weather; interruption in telecommunications, Internet services, or network provider services; failure of equipment or software; failure of computer or other electronic or mechanical equipment or communication lines; unauthorized access; theft; outbreaks of infectious disease or any other public health crises, including quarantine or other employee restrictions; acts or omissions of any CTV; or any other catastrophe or other occurrence which is beyond the reasonable control of the Coinbase Entities.

27. Unclaimed Property

If a Coinbase Entity (i) is holding Client Assets, (ii) has no record of Client’s use of the Custodial Services or Trading Services as applicable for an extended period, and/or (iii) is otherwise unable to contact Client, then the Coinbase Entity may be required under applicable laws, rules, or regulations to report these assets as unclaimed property and to deliver such unclaimed property to the applicable authority. The Coinbase Entity may deduct a dormancy fee or other administrative charge from such unclaimed funds, as permitted by applicable laws, rules, or regulations.

28. Entire Agreement; Headings; Severability

This Coinbase PBA, together with all exhibits, addenda, and supplements attached hereto or referenced herein, comprise the entire understanding between Client and the Coinbase Entities as to the PB Services and supersedes all prior discussions, agreements, and understandings, including any previous version of this Coinbase PBA, and a Custodial Services Agreement between Client and any Coinbase Entity, including all exhibits, addenda, policies, and supplements attached thereto or referenced therein. Section headings in this Coinbase PBA are for convenience only and shall not govern the meaning or interpretation of any

Exhibit 10.4

provision of this Coinbase PBA. If any provision or condition of this Coinbase PBA shall be held invalid or unenforceable, the remainder of this Coinbase PBA shall continue in full force and effect.

29. Amendments

Any modification or addition to this Coinbase PBA must be in writing and either (a) signed by a duly authorized representative of each party, or (b) approved by Coinbase and accepted and agreed to by Client.

30. Assignment

Any assignment of Client’s rights or licenses granted under this Coinbase PBA without obtaining the prior written consent of Coinbase shall be null and void. Coinbase reserves the right to assign its rights under this Coinbase PBA without restriction, including to any of the Coinbase Entities or their affiliates or subsidiaries, or to any successor in interest of any business associated with the PB Services, provided that Coinbase shall notify Client within a reasonable amount of time after such assignment. Subject to the foregoing, this Coinbase PBA will bind and inure to the benefit of the Parties, their successors, and permitted assigns.

31. Electronic Delivery of Communications and Notices

31.1 Client agrees and consents to receive electronically (including through a posting on the Coinbase PB Site) all communications, agreements, documents, notices, information, and disclosures (collectively, “Communications”) that the Coinbase Entities provide in connection with the PB Services. Communications include: (a) terms of use and policies Client agrees to, including updates to policies or the Coinbase PBA; (b) details of Client’s use of the PB Services, including transaction receipts, confirmations, records of deposits, withdrawals, or transaction information; (c) legal, regulatory, and tax disclosures or statements the Coinbase Entities may be required to make available to Client; (d) responses to claims or customer support inquiries filed in connection with Client’s use of the PB Services; and (e) notice of termination or closure.

31.2 Client agrees that electronically delivered Communications may be accepted and agreed to by Client through the PB Services interface. Furthermore, the Parties consent to the use of electronic signatures in connection with Client’s use of the PB Services.

31.3 If a notice is not provided electronically as provided for in Section 31.1 above, then the notice shall be in writing delivered to the Party at its address specified below via an overnight mailing company of national reputation. Any Party that changes its notice address or principal place of business must notify the other Party promptly of such change.

If to any Coinbase Entity:

Legal Department

Coinbase, Inc.

248 3rd St, #434

Oakland, CA 94607

legal@coinbase.com

If to Client: the address specified in its signature block on the Execution Page

Exhibit 10.4

In the event of any market operations, connectivity, or erroneous trade issues that require immediate attention including any unauthorized access to the PB Services or the Coinbase PB Site, please contact:

To Coinbase: https://help.coinbase.com/en/contact-us

To Client: the email address specified in its signature block on the Execution Page.

Client has the sole responsibility to provide the Coinbase Entities with true, accurate, and complete contact information including any e-mail address, and to keep such information up to date. Client understands and agrees that if a Coinbase Entity sends Client an electronic Communication but Client does not receive it because Client’s primary email address on file is incorrect, out of date, blocked by Client’s service provider, or Client is otherwise unable to receive electronic Communications, such Coinbase Entity will be deemed to have provided the Communication to Client. Client may update Client’s information on the Coinbase PB Site or by providing a notice to Coinbase as prescribed above.

Any notice or other communication in respect of this Coinbase PBA shall be deemed effective: (i) if sent by email, on the date it is sent; (ii) if posted on a website, the date on which it is posted; or (iii) if by overnight mail, the following Business Day after it is sent. If a communication is sent (or delivery is attempted) on a non-Business Day, the communication will be deemed effective on the first following day that is a Business Day. “Business Day” means any day on which it is not (i) a public holiday in New York, or (ii) a Saturday or Sunday.

To see more information about our regulators, licenses, and contact information for feedback, questions, or complaints, please visit https:/lwww.coinbase.com/legal/licenses.

32. Address for Process

Client’s address set forth in Section 31 above shall be the address for its service of process with respect to any claim, action, or proceeding arising hereunder or related to this Coinbase PBA. Client will promptly notify Coinbase of any change to its address or service of process instructions. Client irrevocably consents to service of process in a manner provided for in Section 32. Nothing in this Coinbase PBA will affect the right of Coinbase to serve process in any other manner permitted by applicable law. Coinbase’s address for process can be found at https://www.coinbase.com/legal/us.

33. Natural Persons

To the extent Client is a natural person over 18 years of age, if Coinbase receives legal documentation confirming Client’s death or other information leading Coinbase to believe Client is deceased, Coinbase will freeze Client’s access to the PB Services (“Freeze Period”). During the Freeze Period, no transactions may be completed until (1) Client’s designated fiduciary has entered into a new Coinbase Prime Broker Agreement and the entirety of Client Assets have been transferred to the accounts subject to that Coinbase Prime Broker Agreement, or (ii) Coinbase has received proof in a form satisfactory to Coinbase that Client is not deceased. If Coinbase has reason to believe Client is deceased but Coinbase does not have proof of Client’s death in a form satisfactory to Coinbase, Client authorizes Coinbase to make inquiries, whether directly or through third parties, that Coinbase considers necessary to ascertain whether Client is deceased. Upon receipt by Coinbase of proof satisfactory to Coinbase that Client is deceased, the fiduciary Client designated in a valid will or similar testamentary document will be required to enter into anew Coinbase Prime Broker Agreement. If Client has not designated a fiduciary, then Coinbase reserves the right to (i) treat as Client’s fiduciary any person entitled to inherit Client’s Client Assets, as determined by Coinbase

Exhibit 10.4

upon receipt and review of the documentation Coinbase, in its sole and absolute discretion, deems necessary or appropriate, including (but not limited to) a will, a living trust, or a small estate affidavit, or (i1) require an order designating a fiduciary from a court having competent jurisdiction over Client’s estate. In the event Coinbase determines, in its sole and absolute discretion, that there is uncertainty regarding the validity of the fiduciary designation, Coinbase reserves the right to require an order resolving such issue from a court of competent jurisdiction before taking any action relating to the PB Services. Pursuant to the above, the entry into a new Coinbase Prime Broker Agreement by a designated fiduciary is mandatory following the death of Client, and Client hereby agrees that its fiduciary shall be required to enter into a new Coinbase Prime Broker Agreement and provide required account opening information to gain access to the contents of Client’s PB Services.

34. Counterparts

This Coinbase PBA may be executed in one or more counterparts, including by email of .pdf signatures or DocuSign (or similar electronic signature software), each of which shall be deemed to be an original document, but all such separate counterparts shall constitute only one and the same Coinbase PBA.

[Signatures on following page]

IN WITNESS WHEREOF, the Parties have caused this Coinbase PBA, including the Custody Agreement and MTA, to be duly executed and delivered on the Effective Date.

COINBASE, INC. For itself and as agent for the Coinbase Entities

By: /s/ Lauren Abendschein

Name: Lauren Abendschein

Title: VP

Exhibit 10.4

Date: August 22, 2025

CLIENT: BITWISE INVESTMENT ADVISERS, LLC, solely in its capacity as Sponsor of the BITWISE BITCOIN ETF, BITWISE ETHEREUM ETF, BITWISE CRYPTO 10 INDEX FUND, BITWISE BITCOIN AND ETHEREUM ETF, AND BITWISE SOLANA ETF

By: /s/ Katherine Dowling

Name: Katherine Dowling

Title: General Counsel & CCO

Date: August 22, 2025

Address: 250 Montgomery Street SF, CA 94104

E-Mail: katherine@bitwiseinvestments.com

Schedule A

List of Client Entities

Clients:

Bitwise Bitcoin ETF

Bitwise Ethereum ETF

Bitwise 10 Crypto Index Fund

Exhibit 10.4

Bitwise Bitcoin and Ethereum ETF

Bitwise Solana ETF

Exhibit 10.4

EXHIBIT A

to the Coinbase Prime Broker Agreement

COINBASE CUSTODY SERVICES AGREEMENT

This Custody Agreement is entered into between Client and Coinbase Custody and forms a part of the

Coinbase PBA between Client and the Coinbase Entities. Capitalized terms used in this Custody

Agreement that are not defined herein shall have the meanings assigned to them in the other parts of the

Coinbase PBA.

1. Custody Accounts.

1.1 Accounts Established. Coinbase Custody shall establish and maintain a vault account for the purpose of storing Digital Assets (the “Vault Account”) and effecting Custody Transactions (as defined below) (the “Custodial Services”). Digital Assets credited to the Vault Account will be held by Coinbase Custody in one or more segregated wallets (each, a “Custody Wallet”) in Client’s name controlled and secured by Coinbase Custody.

1.2 Maintenance of Assets. Coinbase Custody is a fiduciary under Section 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act, and is licensed to custody Client Digital Assets in trust on Client’s behalf. Unless Client instructs Coinbase Custody to hold these assets as a bailee, Coinbase Custody will hold these assets in trust and administer them for Client’s benefit consistent with New York Estates, Powers, and Trusts Law § 13-A-4.1 and New York Banking Law § 100. Client Assets in Client’s Vault Account shall (i) be segregated from, and not commingled with, the assets held by Coinbase Custody as principal and the assets of other clients of Coinbase Custody, (11) not be treated as general assets of Coinbase Custody, and except as otherwise provided herein, Coinbase Custody shall have no right, title, or interest in such Client Assets, and (iii) constitute custodial assets and Client’s property. Coinbase Custody shall maintain adequate capital and reserves to the extent required by applicable law. Coinbase Custody shall not sell, transfer, assign, lend, hypothecate, pledge, or otherwise use or encumber Client Digital Assets in the Vault Account, except to sell, transfer, or assign such assets at the direction of Client.

2. Vault Account.

2.1 Services Provided. The Custodial Services shall (a) permit Client (i) to transfer Client Digital Assets to and from the Vault Account, (ii) to deposit supported Digital Assets from a public blockchain address controlled by Client into the Vault Account, and (iii) to withdraw supported Digital Assets from the Vault Account to a public blockchain address controlled by Client, and (b) include certain additional services as may be agreed to between Client and Coinbase Custody from time to time. Each such transfer, deposit, or withdrawal shall be referred to as a “Custody Transaction” and shall conform to Instructions provided by Client through the Coinbase PB Site. Client must withdraw or deposit Digital Assets to public blockchain addresses and accounts owned by Client or an address for which Client has conducted the necessary Know Your Customer (“KYC”) and anti-money laundering (“AML”) due diligence. Coinbase Custody reserves the right to delay, refuse to process, or to cancel any pending Custody Transaction to comply with applicable law or in response to a subpoena, court order, or other binding government order, or to enforce

Exhibit 10.4

transaction, threshold, and condition limits, or if Coinbase Custody reasonably believes that the Custody Transaction may violate or facilitate the violation of an applicable law, regulation, or rule of a governmental authority or self-regulatory organization, or if it perceives a risk of fraud or illegal activity.

2.2 Digital Asset Deposits and Withdrawals. Coinbase Custody will process Custody Transactions according to Instructions received from Client or Client’s Authorized Representatives. Client must verify all deposit and withdrawal information prior to submitting Instructions to Coinbase Custody regarding a Custody Transaction. Coinbase Custody shall have no liability, obligation, or responsibility whatsoever for Client Digital Asset transfers sent to or received from a wrong party or sent or received with inaccurate Instructions, and Coinbase Custody does not guarantee the identity of any user, receiver, requestee, or other party. Coinbase Custody reserves the right to charge network fees (as calculated by Coinbase Custody in its sole discretion) to process a Custody Transaction on Client’s behalf. Once Client has initiated a Digital Asset withdrawal, the associated Client Digital Assets will be in a pending state and will not be included in the Vault Account. Client acknowledges that Coinbase may not be able to reverse a withdrawal once initiated.

2.3 Digital Asset Storage and Transmission Delays. Coinbase Custody requires up to twenty-four (24) hours between any request to withdraw Digital Assets held in a Custody Wallet and submission of Client’s withdrawal to the applicable Digital Asset network. Coinbase Custody securely stores all Digital Asset private keys in offline storage, so it may be necessary to retrieve certain information from offline storage in order to facilitate a withdrawal in accordance with Client’s Instructions, which may delay the initiation or crediting of such withdrawal. Client acknowledges and agrees that a Custody Transaction may be delayed, and that Digital Assets shall not be deposited or withdrawn upon less than twenty-four (24) hours’ notice initiated from a Custody Wallet. The time of such request shall be the time such notice is transmitted from a Custody Wallet. With respect to the foregoing, Coinbase Custody makes no representations or warranties with respect to the availability or accessibility of (1) the Digital Assets, (2) a Custody Transaction, (3) the Vault Account, or (4) the Custodial Services. While Coinbase Custody will make reasonable efforts to process Client-initiated deposits in a timely manner, Coinbase Custody makes no representations or watranties regarding the amount of time needed to complete processing, as such processing is dependent upon many factors outside of Coinbase Custody’s control.

2.4 Supported Digital Assets. The Custodial Services are available only in connection with those Digital Assets that Coinbase Custody, in its sole discretion, decides to support, which may change from time to time. Prior to initiating a deposit of a Digital Asset to Coinbase Custody, Client must confirm that Coinbase Custody offers Custodial Services for that specific Digital Asset. By initiating a deposit of any Digital Asset to the Vault Account, Client attests that Client has confirmed that the Digital Asset being transferred is a supported Digital Asset offered by Coinbase Custody. Under no circumstances should Client attempt to initiate a Custody Transaction or use the Custodial Services to deposit or store Digital Assets in any forms that are not supported by Coinbase Custody. Depositing or attempting to deposit Digital Assets that are not supported by Coinbase Custody may result in such Digital Asset being irretrievable by Client and Coinbase Custody. Client shall be fully responsible and liable, and Coinbase Custody shall have no liability, obligation, or responsibility whatsoever, regarding any unsupported Digital Asset sent or attempted to be sent to it, or regarding any attempt to use the Custodial Services for Digital Assets that

Exhibit 10.4

Coinbase Custody does not support. Digital Assets supported by Coinbase Custody shall be listed on the Coinbase PB Site. Coinbase Custody shall provide Client with thirty (30) days’ written notice before ceasing to support a Digital Asset, unless Coinbase Custody is required to cease such support by court order, statute, law, rule (including a self-regulatory organization rule), regulation, code, or other similar requirement.

2.5 Use of the Custodial Services. Client acknowledges and agrees that Coinbase Custody may monitor use of the Vault Account and the Custodial Services. The resulting information may be utilized, reviewed, retained, and or disclosed by Coinbase Custody for its internal purposes or in accordance with the rules of any applicable legal, regulatory, or self-regulatory organization or as otherwise may be required to comply with relevant law, sanctions programs, legal process, or government request.

2.6 Independent Verification. If Client is subject to Rule 206(4)-2 under the Investment Advisers Act, Coinbase Custody shall, upon written request, provide Client’s authorized independent public accountant confirmation of or access to information sufficient to confirm (i) Client’s Assets as of the date of an examination conducted pursuant to Rule 206(4)-2(a)(4) or an audit conducted pursuant to Rule 206(4)-2(b)(4), and (ii) that Client Digital Assets are held either in a separate account under Client’s name or in accounts under Client’s name as agent or trustee for Client’s clients.

2.7 Third Party Payments. The Custodial Services are not intended to facilitate third party payments of any kind. As such, Coinbase Custody has no control over, or liability for, the delivery, quality, safety, legality, or any other aspect of any goods or services that Client may purchase or sell to or from a third party (including other users of Custodial Services) involving Digital Assets that Client intends to store, or have stored, in Client’s Vault Account.

3. Staking

3.1 Staking with Coinbase Custody Validators. For certain supported Digital Assets, Client may engage with Coinbase Custody to provide validator services for such supported Digital Assets pursuant to a separate agreement.

3.2 Staking With Third Party Validators. Client may engage with third-party service providers (“Third Party Staking Service Providers”) to provide validator services for Client’s Digital Assets. From time to time, Coinbase Custody may allow Client to select or designate (A) certain Third Party Staking Service Providers directly via the Coinbase PB Site, or (B) an arbitrary Third Party Staking Service Provider by manually entering the applicable staking or delegate address for such provider via the Coinbase PB Site (collectively, the “Third Party Staking Services”). Coinbase Custody shall use commercially reasonable efforts to ensure the accuracy and availability of validator information and interface functionality on the Coinbase PB Site. Notwithstanding the affiliate relationship between the Coinbase Entities and Coinbase Crypto Services, LLC (d/b/a “Coinbase Cloud,” f/k/a Bison Trails), all staking services provided by Coinbase Cloud shall be deemed Third Party Staking Services and Coinbase Cloud shall be deemed a Third Party Staking Service Provider for purposes of this Section. However, where Coinbase Cloud is selected via the Coinbase PB Site, Coinbase Custody shall, upon Client’s written request, use commercially reasonable efforts to facilitate communication and issue resolution with Coinbase Cloud.

Exhibit 10.4

3.3 Third Party Staking Service Providers may require that Client withdraw its Digital Assets from Client’s Vault Account and transfer such assets to such Third Party Staking Service Provider, in which case, subject to any bonding, unbonding, warm-up, lockup, or any other restrictions on the applicable blockchain network, Client may do so in accordance with this Coinbase PBA.

3.4 Client hereby acknowledges and agrees that: (1) the availability of any Third Party Staking Service Providers on the Coinbase PB Site does not constitute an endorsement or approval by any Coinbase Entity of any such Third Party Staking Service Provider; (2) by electing to stake or delegate Client’s Digital Assets to any Third Party Staking Service Provider, including via the Third Party Staking Services, Client is subject to such Third Party Staking Service Provider’s terms of use, terms of service, or other applicable agreements; and (3) Third Party Staking Service Providers may require that Client’s Digital Assets be transferred on-chain to a wallet, public key, or smart contract address not controlled by Coinbase Custody or any other Coinbase Entity.

(xi) Client is solely responsible for Client’s use of any Third Party Staking Service Providers and Third Party Staking Services. Client must ensure that the applicable staking or delegate address for any Third Party Staking Service Provider is accurately entered and updated from time to time, as necessary. There is no assurance that the Third Party Staking Services or any Third Party Staking Service Provider will be available, function, or operate as expected. Client may not receive any rewards regardless of the amount of time or the number of Digital Assets staked or delegated to Third Party Staking Service Providers. In addition, Client’s Digital Assets may be subject to slashing or a total loss due to Client’s use of Third Party Staking Service Providers, including via the Third Party Staking Services. The Coinbase Entities bear no responsibility whatsoever with respect to any decision made by Client to stake or delegate Digital Assets to any Third Party Staking Service Provider, including via the Third Party Staking Services, or any losses, damages, or liabilities arising therefrom.

(xii) Upon request, Coinbase Custody shall provide Client with any publicly available information it has regarding expected staking rewards, validator performance, or applicable protocol terms for supported Digital Assets.

4. Coinbase Custody Obligations

4.1 Bookkeeping. Coinbase Custody shall keep timely and accurate records as to the deposit, disbursement, investment, and reinvestment of Client Assets, as required by applicable law and in accordance with Coinbase Custody’s internal document retention policies.

4.2 Insurance. Coinbase Custody shall obtain and maintain, at its sole expense, insurance coverage in such types and amounts as shall be commercially reasonable for the Custodial Services provided hereunder.

5. Additional Matters

In addition to any additional service providers that may be described in an addendum or attachment hereto, Client acknowledges and agrees that the Custodial Services may be provided from time to time by, through, or with the assistance of affiliates of, or vendors to, Coinbase Custody. Client shall receive notice of any material change in the entities that provide the Custodial Services.

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Exhibit 10.4

EXHIBIT B

to the Coinbase Prime Broker Agreement

COINBASE MASTER TRADING AGREEMENT

Client should carefully consider whether trading or holding Digital Assets is suitable for its purpose, including in relation to Client’s knowledge of Digital Assets and Digital Asset markets and Client’s financial condition. All investments involve risk, and the past performance of a financial product does not guarantee future results or returns.

This MTA sets forth the terms and conditions for Client to access Coinbase’s trade execution and automated trade routing services and Coinbase Execution Services to enable Client to submit orders (“Orders”) to purchase and sell specified Digital Assets (such services, the “Trading Services”). Client’s use of the PB Services, including the Trading Services, is subject to the terms of the Prime Trading Rules set forth at https://www.coinbase.com/legal/trading rules or a successor website (as amended and updated from time to time, the “Prime Trading Rules”). Capitalized terms used in this MTA that are not defined herein shall have the meanings assigned to them in the other parts of the Coinbase PBA.

1. Order Routing and CTVs

1.1 Trade Execution Service. The Trading Services include a trade execution service through which Client may submit Orders to purchase or sell Digital Assets. After Client submits an eligible Order, Coinbase will automatically route Orders, or a portion of such Orders, to one of the trading venues to which Coinbase has established connections (each such venue, a “CTV”), with the exception of certain stablecoins transactions, which Coinbase may execute on its exchange. Each Order sent to a CTV will be processed and settled at each CTV to which it is routed. Once an Order to purchase Digital Assets has been placed, the associated Client Assets (as defined below) used to fund the Order will be placed on hold and will generally not be eligible for other use or withdrawal.

1.2 CTVs. With each CTV, Coinbase shall establish an account in its name, or in its name for the benefit of its clients, to trade on behalf of its clients. Neither the establishment of such accounts nor the use of the Trading Services will cause Client to have a direct legal relationship, or account with, any CTV. Coinbase conducts commercially reasonable diligence prior to establishing connections to anew CTV. Coinbase will not intentionally match the buy and sell orders of its clients against each other and will not intentionally settle Orders against or otherwise trade with Coinbase’s principal funds. Client acknowledges that Coinbase and its other clients may trade in their own interests on the CTVs and could, therefore, be the counterparty to a Client’s Order on a CTV.

1.3 Selection of CTVs. Client acknowledges that Coinbase has sole discretion to determine the CTVs with which it will establish connections. Coinbase directs Orders to the CTVs on an automated basis and generally will not manually route orders. In designing algorithms that determine an Order’s routing logic, Coinbase considers a variety of factors relating to the Order and the CTVs, including the speed of execution, whether the venue is able to consummate off-chain transactions, the availability of efficient and reliable systems, the level of service provided, and the cost of executing orders. Coinbase may receive cash payments or other financial incentives (such as reciprocal business arrangements) from CTVs.

Exhibit 10.4

1.4 Responsibility for CTVs. Coinbase makes no representation or warranty of any kind regarding any CTV, including as to its financial condition, data, security, or quality of its execution services, and Coinbase shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any CTV. Digital Assets may trade at different prices on different trading venues, and other CTVs or trading venues not used by Coinbase may offer better prices or lower costs than the CTV used to execute Client’s Order.

1.5 Coinbase as Agent and Principal. Coinbase acts in an agency capacity for purposes of certain Orders and may also act in a principal capacity for certain other Orders, as specified in the Prime Trading Rules. Each Client must independently evaluate whether such services are appropriate given its own investing profile and sophistication, among other considerations.

2. Accounts for Trading

2.1 The Accounts. In connection with the Trading Services, the Coinbase Entities may provide access to two types of accounts: (1) the “Trading Account” (as described below in Sections 2.2 and 2.3), and (2) the Vault Account described in the Custody Agreement. The Coinbase PB Site provides Client a record of the Accounts. Client determines the allocation of Client Digital Assets between the Accounts. Maintenance of the Vault Account shall be subject to the terms of the Custody Agreement. The Trading Account is separate from any Digital Assets Client maintains directly with Coinbase Custody.

2.2 Client Digital Assets in the Trading Account. Client Digital Assets credited to the Trading Account are immediately available to Client for purposes of submitting an Order. Coinbase holds Digital Assets credited to the Trading Account in one of three ways: (i) in hot wallets containing the assets of multiple clients (each, an “Omnibus Hot Wallet’); (ii) in cold wallets containing multiple client assets (each, an “Omnibus Cold Wallet’); and (iii) in Coinbase’s accounts with CTVs (each, a “Coinbase CTV Digital Asset_Account’”). Client agrees that Coinbase has sole discretion in determining the allocation of Digital Assets credited to the Trading Account. Because Digital Assets credited to the Trading Account may be held on an omnibus basis and because of the nature of certain Digital Assets, Client does not have an identifiable claim to any particular Digital Asset. Instead, the Trading Account represents an entitlement to a pro rata share of the Digital Assets Coinbase has allocated to the Omnibus Hot Wallets, Omnibus Cold Wallets, and Coinbase CTV Digital Asset Accounts. Coinbase relies on the CTVs for the Coinbase CTV Digital Asset Accounts, and Client has no contractual relationship with the CTVs with respect to Digital Assets credited to the Trading Account.

2.3 Client Cash in Trading Account. Coinbase may hold Client Cash credited to the Trading Account in the following manner: (i) in one or more omnibus accounts in Coinbase’s name for the benefit of Coinbase’s clients at one or more U.S. insured depository institutions (each, a “Trading FBO Account’); or (ii) with respect to USD, liquid investments, which may include but are not limited to U.S. treasuries and money market funds, in accordance with state money transmitter laws. Each such account is separate from any Coinbase business or operating account. Coinbase will title the Trading FBO Accounts it maintains with U.S. insured depository institutions and maintain records of Client’s interest therein in a manner designed to make available Federal Deposit Insurance Corporation (“FDIC”) pass-through deposit insurance, up to the per-depositor coverage limit then in place (currently $250,000 per depositor per insured depository institution). Availability of pass-

Exhibit 10.4

through deposit insurance with respect to the portion of Client Cash held in a Trading FBO Account is contingent upon Coinbase having correct information about Client as a customer, maintaining accurate records, and on a determination by the FDIC as receiver, at the time of a receivership of an insured depository institution holding a Trading FBO Account, that all regulatory conditions have been satisfied. Coinbase does not guarantee that pass-through FDIC deposit insurance will apply to Client Cash.

2.4 Pass-Through Insurance Availability. The list of the insured depository institutions at which Coinbase may place Client Cash in a Trading FBO Account is located at: https://help.coinbase.com/en/coinbase/other-topics/legal-policies/how-is-coinbase-insured. If Client holds other deposits at one of these institutions, it is possible that Client’s total deposits at such institution may exceed the per-depositor coverage limit. FDIC deposit insurance applies to cash deposits at an insured depository institution in the event of a failure of that institution. FDIC deposit insurance does not apply in the event of a failure of any Coinbase Entity or to any Digital Asset held by a Coinbase Entity on Client’s behalf. Client Cash is immediately available for purposes of submitting an Order, unless a restriction applies.

2.5 Transfer of Client Digital Assets Between Accounts. At Client’s election, all or a portion of Client Digital Assets may also be allocated, pursuant to the Custody Agreement, to the Vault Account at Coinbase Custody. A transfer of Client Digital Assets held in a Custody Wallet to Client’s Trading Account will be subject to Coinbase Custody’s standard cold storage withdrawal procedures. Client agrees that an Instruction to Coinbase to settle an Order to or from the Vault Account constitutes authorization to Coinbase to transfer Client Digital Assets to or from the Vault Account as necessary or appropriate to consummate such settlement.

2.6 Internal Ledgers. In all circumstances and consistent with laws and regulations applicable to the Coinbase Entities, the Coinbase Entities will keep an internal ledger that specifies Client Assets credited to each Account in each instance to enable the Coinbase Entities and their auditors and regulators to identify Client and Client Assets.

2.7 Ownership of Client Assets. Coinbase treats all Client Assets as custodial assets held for the benefit of Client. No Client Assets shall be considered to be the property of, or loaned to, Coinbase, except as provided in any loan agreement between Client and any Coinbase Entity

3. Role of Coinbase Custody

3.1 Relationship with Coinbase Custody. To facilitate the Trading Services with respect to the Trading Account, Coinbase may at its sole discretion maintain portions of the Omnibus Hot Wallet and the Omnibus Cold Wallet in one or more custodial accounts with its affiliate, Coinbase Custody, in the name of Coinbase for the benefit of its clients. In such circumstances, although the Omnibus Hot Wallet and the Omnibus Cold Wallet are held in Coinbase’s accounts at Coinbase Custody for the benefit of its clients, Client’s legal relationship for purposes of Digital Assets held in the Omnibus Hot Wallet and the Omnibus Cold Wallet will not be, directly or indirectly, with Coinbase Custody and the terms, conditions, and agreements relating to those wallets are to be governed by this MTA.

3.2 Client Digital Assets Held in Vault Account. Client Digital Assets held in the Vault Account are maintained directly with Coinbase Custody in Client’s name and are subject to the terms of the Custody Agreement.

Exhibit 10.4

4. Cash and Digital Asset Deposits and Withdrawals (Trading Account)

4.1 Deposits of Client Cash in the Trading Account. Client must initiate a transfer from a linked bank account, a wire transfer, a SWIFT transfer, a deposit, or other form of electronic payment approved by Coinbase from time to time to a Trading FBO Account, the instructions for which are available on the Coinbase PB Site. Coinbase will credit the Trading Account with Client Cash once the applicable insured depository institution reflects the deposit into the Trading FBO Account.

4.2 Withdrawal of Client Cash from the Trading Accounts. Client may also initiate a withdrawal of Client Cash from the Trading Account at any time using the withdrawal function on the Coinbase PB Site.

4.3 Deposits of Client Digital Assets in the Trading Account. Client may transfer Client Digital Assets directly to the Omnibus Hot Wallet or Omnibus Cold Wallet, the instructions for which are available on the Coinbase PB Site. When Client transfers Digital Assets to Coinbase, it delivers custody and control of the Digital Assets to Coinbase or Coinbase’s designee, as applicable.

4.4 Withdrawal of Client Digital Assets from the Trading Account. In order to withdraw Digital Assets from the Trading Account, Client must provide applicable withdrawal Instructions via the Coinbase PB Site (each, a “Withdrawal Transfer’). Once Client has initiated a Withdrawal Transfer, the associated Client Digital Assets will be in a pending state and will not be included in Client’s Trading Account balance. Client acknowledges that Coinbase may not be able to reverse a Withdrawal Transfer once initiated.

4.5 Verification of Transactions. Client must verify all transaction information prior to submitting withdrawal Instructions to Coinbase, as Coinbase cannot and does not guarantee the identity of the wallet owner or bank account to which Client is sending Client Digital Assets or Client Cash, as applicable. Coinbase shall have no liability, obligation, or responsibility whatsoever for Client Digital Assets or Client Cash transfers sent to or received from an incorrect party or sent or received via inaccurate Instructions.

5. Disruption to Coinbase Systems

5.1 Client Acknowledgement of Risks. Client acknowledges that electronic facilities and systems such as trade routing, Coinbase PB Site, and other systems used by Coinbase to process orders are vulnerable to disruption, delay, or failure and, consequently, such facilities and systems may be unavailable to Client as a result of foreseeable and unforeseeable events. Client understands and agrees that the Coinbase Entities do not guarantee uninterrupted access to the Trading Services or all features of the Trading Services. Client acknowledges that although Coinbase will attempt to provide notice of any scheduled unavailability that would result in Client being unable to access the Trading Services, the Coinbase Entities cannot guarantee advanced notice to Client.

5.2 Coinbase Actions Upon Disruption. Coinbase may, in its sole discretion, take any of the following actions: (i) halt or suspend Trading Services, including the trading of any Digital Assets or currency, and Coinbase shall use reasonable efforts to provide Client with prior notice if practicable, or (ii) impose limits on the amount or size of Client’s Orders. The Coinbase Entities shall have no liability, obligation, or responsibility to Client as a result of making any changes to or suspending Trading Services.

Exhibit 10.4

6. Prime Trading Rules and Order Types

6.1 Prime Trading Rules. Client agrees to comply with the Prime Trading Rules in effect at the time of any Order. Client agrees to review and become familiar with the terms of the various types of Orders (each, an “Order Type’’) available through the Trading Services. Coinbase reserves the right to modify the terms of any Order Type and the Prime Trading Rules at any time and without prior notice to Client, and Client acknowledges that it is solely responsible for ensuring its knowledge of applicable Order Types and Prime Trading Rules prior to placing an Order.

6.2 Modifications. Coinbase may modify the terms of, or cancel, any Order if Coinbase determines in its sole reasonable discretion that the Order was clearly erroneous according to the Prime Trading Rules. The Coinbase Entities shall have no liability, obligation, or responsibility to Client as a result of exercising its rights under this Section.

7. Market Data

Client agrees that its use of data made available to it through the Coinbase PB Site or any application programming interface(s), which may include the prices and quantities of orders and transactions executed on via the Trading Services (collectively “Market Data”), is subject to the Market Data Terms of Use, as amended and updated from time to time at https://www.coinbase.com/legal/market_data or a successor website.

8. Coinbase Execution Services

8.1 Coinbase Execution Services. At Coinbase’s sole discretion, Client may elect to submit Orders (which terms shall include asset, quantity, price, settlement timing and fees) to Coinbase Execution Services (“CES”), a Trading Service through which CES personnel will execute Orders on behalf of Client. CES will execute Orders by using automated trade routing services or by filling Orders on Coinbase’s over-the-counter (“OTC”) trading service (“OTC Services”). Coinbase has sole and absolute discretion to accept or reject any Order. Coinbase and Client may communicate regarding Instructions related to Orders on a mutually agreed communication medium, including instant messaging, email, and telephone.

8.2 CES Order Process. CES brokers Orders on a commercially reasonable basis as Client’s agent and may exercise discretion in executing Orders. Client must pre-fund its Trading Account or establish a credit arrangement with Coinbase prior to submitting Orders. By electing to use CES, Client agrees that it is authorizing CES personnel to access the Accounts to initiate and execute Orders on Client’s behalf. Client acknowledges that CES personnel will retain the ability to execute Orders on Client’s behalf until Client provides Coinbase with Instructions to terminate such ability. Absent express written agreement between the Parties, Coinbase will accept Orders only from Authorized Representatives as having trading authority for Client.

8.3 OTC Services. For OTC Services, CES personnel will confirm the Order with Client prior to executing the Order. Coinbase has policies and procedures in place that are reasonably designed to prevent the disclosure of any Client identity to its OTC counterparty. Coinbase may, in its sole and absolute discretion, accept the following statements (or similar or analogous statements) as Client’s final and binding agreement to the terms of an Order: “done,” “I buy,” “bought,” “TI sell,” or “sold.” A completed, executed, and settled Order will be reflected on the Coinbase PB Site.

Exhibit 10.4

8.4 For Orders fulfilled via OTC Services (“OTC Orders’), each of Client’s and its OTC counterparty’s confirmations of the terms of the OTC Order deems such OTC Order as binding and final, and thereby executed. Client’s failure to timely settle an executed OTC Order in accordance with the settlement terms will constitute a default under the Coinbase PBA. Upon Client’s default of an OTC Order:

(a) In addition to all rights under this Coinbase PBA, Coinbase may exercise any rights of a secured creditor with respect to its interests in Client’s assets, and may exercise all other rights under agreements between Client and any of the Coinbase Entities. The Coinbase Entities agree that they will exercise their secured creditor rights, including rights to setoff under Section 19 of the General Terms, with respect to Client’s Trading Account before exercising their secured creditor rights with respect to the Vault Account.

(b) Client hereby grants to Coinbase a continuing first priority security interest in, lien on and right of set off against all of Client’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in Client’s Trading Account and Vault Account in the Client’s Custodial Account together with proceeds thereof, in order to secure repayment of costs, fees, and all other obligations of Client to Coinbase arising hereunder from time to time. Client shall execute such documents and take such other actions as Coinbase shall reasonably request in order to perfect and maintain the priority of the Coinbase’s security interest with respect to Client’s Trading Account and Vault Account.

(c) Client hereby authorizes Coinbase Custody, as securities intermediary with respect to the Vault Account, to comply with all instructions and entitlement orders from Coinbase, as secured party, with respect to the disposition of assets in Client’s Vault Account as contemplated herein without further consent or direction from Client or any other party. Coinbase Custody agrees to follow such instructions and entitlement orders without further consent or direction from Client or any other party.

(d) Without prior notice to Client, Coinbase shall have the right to: (i) transfer Client Assets from Client’s Trading Account to Coinbase to settle the OTC Order subject to default, and/or (ii) liquidate or cancel outstanding OTC Orders (including OTC Orders that have been submitted or are in the process of being fulfilled).

(e) Without prior notice to Client, Coinbase may suspend or terminate the Client’s ability to receive extensions of credit from Coinbase Credit, regardless of whether Client has cured the default. If the above actions are not sufficient to satisfy all obligations of Client to Coinbase in respect of OTC Orders subject to default, Coinbase shall have the right to liquidate any and all of Client’s assets and positions held with Coinbase or Coinbase Custody, including the Trading Account and Vault Account, to cover any Losses incurred by Client’s failure to settle the OTC Order. In connection with liquidating such assets, Client authorizes Coinbase, in Coinbase’s sole discretion, to liquidate any of Client’s Digital Assets in a commercially reasonable sale at the market price that otherwise applies to such Digital Assets at the time of liquidation, without regard to whether Client would recognize a gain or loss on such sale or would recognize a greater or lesser gain or loss if different Digital Assets were sold. Client understands that the value of Digital Assets may rise or fall quickly, and Coinbase has no obligation to liquidate Client’s Digital Assets at a time that provides the best price for Client. Client agrees that Digital Assets held in its Trading Account and the Vault Account are of a kind or type customarily sold on recognized markets, subject to standard price quotations and may decline speedily in value. Client agrees that if Coinbase exercises its setoff rights or secured party remedies against Client’s Digital Assets, that Coinbase may value such Digital Assets using the same valuation method and same process that is otherwise used when Digital Assets are

Exhibit 10.4

sold on the Trading Platform or any other commercially reasonable valuation method. A sale by Coinbase of Client’s Digital Assets, without notice, at a private sale using the valuation and method described above shall be a commercially reasonable method of disposition.

9. Determination of Suitability; All Risks Not Disclosed

Coinbase’s provision of the Trading Services is neither a recommendation that Client enter into a particular Order nor a representation that any product described on the Coinbase PB Site is suitable or appropriate for Client. Many of the Trading Services described on Coinbase PB Site involve significant risks, and Client should not use the Trading Services unless it has fully understood all such risks and has independently determined that such Orders are appropriate. Any discussion of the risks contained in this MTA or on the Coinbase PB Site should not be considered to be a disclosure of all risks or a complete discussion of the applicable risks.

10. Characterization of Trading Services; Not a Registered Broker-Dealer or Investment Adviser

Client understands and acknowledges that no transactions executed in connection with the Trading Services are securities transactions, and the Coinbase Entities are not registered with either of the U.S. Securities and Exchange Commission or Financial Industry Regulatory Authority as broker-dealers or investment advisers or licensed under any state securities laws. Further, Coinbase is not acting as a fiduciary in respect of Client (including in connection with its rights under this MTA) and does not have any responsibility under the standards governing the conduct of broker-dealers, fiduciaries, investment advisers, or investment managers. Client agrees and acknowledges that any information or advice provided by Coinbase or any other Coinbase Entity does not and will not serve as the basis of any investment decision.

11. Coinbase Corporate Accounts

Coinbase and its affiliates may transact through corporate trading accounts (“Coinbase_ Corporate Accounts”) for purposes including inventory management, to facilitate Orders, and for other corporate purposes. To the extent that a Coinbase Corporate Account transacts through Coinbase or the Coinbase PB Site, the Coinbase Corporate Account (i) will not have any special priority vis-a-vis Client Orders and will be subject to the Prime Trading Rules, (ii) will trade only on Market Data available to all Clients, and (iii) will not access any non-public data of other Clients. The Coinbase Entities’ internal ledger(s) will indicate the amount of each Digital Asset held for each Client and each such Coinbase Corporate Account.

12. Term, Termination and Suspension

Regardless of any other provision of this MTA, Coinbase may, in its sole discretion, suspend, restrict, or terminate the Trading Services, including by suspending, restricting, or closing Client’s access to the Trading Account and related services, or CES, in accordance with the General Terms.

Exhibit 10.4

EXHIBIT C

to the Coinbase Prime Broker Agreement

COINBASE TRADE FINANCE AGREEMENT

1. Introduction

This Coinbase Trade Finance Agreement (the “TFA”’) is entered into by and among each entity listed in Schedule B (each a “TFA Client” and each as “Borrower”) and Coinbase Credit (“Lender’’), Coinbase, Inc. (“Coinbase” or for purposes of this TFA, “Agent”), and Coinbase Custody as agent with respect to the Borrower’s balance of Digital Assets held in its Custodial Account (including any Vault Balance) pursuant to Borrower’s Custody Agreement to govern the extension of credit from Lender to Borrower for use in connection with trading Digital Assets on Agent’s Trading Platform. This TFA shall constitute separate agreements, each among a single TFA Client, Lender, Coinbase and Coinbase Custody, effective as of the date set forth opposite such Client’s name on Schedule B, as if such TFA Client had executed a separate TFA naming only itself as the TFA Client, no TFA Client shall have any liability for the obligations of any other Client, and the Trade Credits and TF Terms (as defined below) may differ from any other TFA Client. “Digital Assets” shall mean a digital asset (also called a “cryptocurrency,” “virtual currency,” “digital currency,” or “digital commodity”) such as bitcoin, which is based on the cryptographic protocol of a computer network that may be (i) centralized or decentralized, (ii) closed or open-source, and (iii) used as a medium of exchange and/or store of value. Lender extends Trade Credits to Borrower in its sole discretion.

Unless otherwise defined herein, capitalized terms used in this TFA shall have the meanings assigned to them in the Coinbase PBA.

2. Trade Credits and Trading

Lender agrees to lend to Borrower a quantity of Cash and/or Digital Assets, to be determined in Lender’s sole discretion, in connection with the purchase or sale of Digital Assets via the Agent’s Trading Platform (“Trade Credits”) for use on the Trading Platform. In the absence of Trade Credits or other financing arrangement authorized by Agent, Borrower must pre-fund its Trading Balance on Agent’s Trading Platform with Cash or Digital Assets (collectively and as defined in the MTA, “Client Assets”) in order to buy or sell Digital Assets. Trade Credits may only be available for specified Digital Assets, as determined by Lender in its sole discretion. “Cash” shall mean USD or any other currency as agreed between the Borrower and Lender. Lender will provide TFA Client with information setting forth the terms under which Lender may extend Trade Credits (the “TF Terms”). Such information may be available (i) in the Coinbase Prime Broker Site, (ii) via API, or (iii) in the form of a Trade Finance Schedule, which Lender may provide from time to time substantially in the form of the Schedule attached hereto. The TF Terms shall include the fee associated with each Trade Credit, the Digital Assets and/or Cash eligible for Trade Credits and acceptable as collateral (including any relevant haircuts or liability multipliers associated therewith), and any other additional terms that may be required by Lender in its sole discretion. The TF Terms in effect at the time a Trade Credit is extended, together with this TFA, will constitute conclusive evidence of the terms agreed between Borrower and Lender with respect to the Trade Credits.

3. Requesting a Trade Credit and the Trade Finance Debit Account

Once Lender has approved Borrower to receive Trade Credits, Borrower may place Order(s) pursuant to the MTA, as applicable, in amounts up to Borrower’s then-current Available Balance with respect to the

Exhibit 10.4

specific asset, which may include Cash, being borrowed. “Available Balance” shall mean the amount available to Borrower to place Order(s), such amount to be calculated by the Agent. Borrower may request extension of a Trade Credit at any time during the term of this TFA by placing an Order(s) with Agent via the Trading Platform to buy or sell Digital Assets in an amount that exceeds the relevant Client Assets in the Borrower’s Trading Balance at the time such Order(s) is submitted. The amount by which Borrower’s Order exceeds the applicable Client Assets available in the Borrower’s Trading Balance shall constitute the specific quantity of a Trade Credit. The USD notional amount of each Trade Credit drawn in a Digital Asset will be determined by Agent, on the basis of the price for that Digital Asset that the Agent is indicating via the Trading Platform. Lender is under no obligation to provide Trade Credits or to continue to provide Trade Credits for certain specific fiat currencies and/or Digital Assets, and may in its sole discretion impose black-out periods during which Trade Credits for any or all fiat currencies and/or Digital Assets may be unavailable. Lender will establish in the name of Borrower a ledger entry for purposes of tracking Trade Credits extended by Lender (“Trade Finance Debit Account”). The Trade Finance Debit Account shall reflect the cumulative Trade Credits that Lender has extended during each Defined Interval (as defined below), both in terms of the aggregate notional value of the Trade Credits and the Trade Credits denominated in specific Digital Assets. The Trade Finance Debit Account shall be conclusive, absent manifest error, of the amount of Trade Credits extended by the Lender to the Borrower. “Defined Interval” shall mean a twenty-four (24) hour period starting at 6:00 A.M. ET (or such other time as may be notified by Lender to Borrower from time to time) on any day that Lender has extended Trade Credit to Borrower. Lender may revise the Defined Interval time period referenced above upon notice to Borrower. Each separate extension of Trade Credits is due and payable by the Settlement Deadline (as defined below) for that Trade Credit, as dictated in Section 5. Borrower and Lender agree that Borrower may use the Trade Credits extended hereunder exclusively for the purpose of the execution of trades on the Trading Platform. Borrower agrees that (i) it is required to maintain the Trading Balance to be equal to or greater than the USD notional value of all outstanding Trade Credits at the time of execution of trades on the Trading Platform, by asset, until such Trade Credits have been repaid; and (i) if Borrower fails to maintain such amount in its Trading Balance at the Settlement Deadline, Agent will automatically lock the Trading Balance to prevent withdrawals. For the avoidance of doubt, Borrower shall maintain the types of collateral in its Trading Balance acceptable to Lender as may be specified in the TF Terms. Borrower acknowledges that this TFA is not intended to be utilized for short selling of Digital Assets.

4. Credit Protection

(a) “Financial Assets” Election. Each Party hereby agrees that any Digital Assets and any item of property (whether investment property, financial asset, security, general intangible or instrument (each as defined in the UCC) or Cash) and all proceeds of the foregoing, credited to the Borrower’s Trading Balance and Custodial Account shall be treated as a “financial asset” within the meaning of NY UCC §8-102(a)(9).

(b) The Parties further agree and acknowledge that the Borrower’s Trading Balance and Custodial Account constitutes “securities accounts” under the UCC of the State of New York, and that Agent and Coinbase Custody are each a “securities intermediary” with respect to the Trading Balance and Custodial Account, respectively, as that term is defined under NY UCC §8-102(a)(14).

(c) Grant of Security Interest. Borrower hereby grants to Lender and Agent a continuing first priority security interest in, lien on and right of set off against all of Borrower’s right, title and interest, whether now owned or existing or hereafter acquired or arising, in Borrower’s Trading Balance and Custodial

Exhibit 10.4

Account together with proceeds thereof, in order to secure (i) repayment of Trade Credits to Lender, (ii) payment of all fees and other amounts owed by Borrower to Lender or Agent hereunder, and (iii) all other obligations of Borrower’s to the Lender and Agent arising hereunder from time to time.

(d) No Other Liens. Borrower represents that the Trading Balance and Custodial Account shall be free and clear of all prior liens, claims and encumbrances (other than liens solely in favor of the Lender and the Agent), and Borrower will not cause or allow the Trading Balance or the Custodial Account, whether now owned or hereafter acquired, to be or become subject to any liens, security interests, mortgages or encumbrances of any nature other than security interests solely in favor of the Lender and the Agent.

(e) Perfection. Borrower shall execute such documents and take such other actions as the Lender or Agent shall reasonably request in order to perfect and maintain the priority of the Lender’s and Agent’s security interest with respect to Borrower’s Trading Balance and Custodial Account.

(f) Control by Agent and Coinbase Custody. For purposes of perfecting Lender’s security interest in the Trading Balance, Agent holds Borrower’s Trading Balance for itself and also as agent for Lender, and has control over Borrower’s Trading Balance for its own benefit and for the benefit and on behalf of Lender. Agent agrees to follow entitlement orders of Lender as secured party with respect to the Trading Balance without further consent of the Borrower.

For purposes of perfecting Lender’s and Agent’s security interest in the Custodial Account, Coinbase Custody holds Borrower’s Custodial Account as agent for Lender and Agent, and has control over Borrower’s Custodial Account for the benefit and on behalf of Lender and Agent. Coinbase Custody agrees to follow entitlement orders of Lender or Agent as secured parties with respect to the Custodial Account without further consent of the Borrower.

Each of the Lender and Agent is authorized, but is not obligated, to use, apply, credit or transfer any and all interests in Borrower’s Trading Balance and Custodial Account among the Coinbase Entities at any time, and without prior notice to Borrower, but only to the extent necessary to satisfy any unpaid obligations of Borrower existing under a relevant agreement with the Coinbase Entities.

5. Repayment of the Trade Credits

Borrower agrees to fully repay to Lender the Trade Credits extended during a Defined Interval by the Settlement Deadline for that Defined Interval. The “Settlement Deadline” shall mean 6:00 P.M. Eastern Time on the calendar day immediately following the start of a Defined Interval. Borrower is permitted to repay the Trade Credits at any time during the Defined Interval. Failure of Borrower to fully repay the Trade Credits by the Settlement Deadline may result in an Event of Default (as defined in Section 7 below).

Borrower must repay Lender with the same type of asset that Lender provided in extending the applicable Trade Credit. Borrower’s repayment obligation shall be satisfied only when Lender receives good funds for Cash Trade Credits or the relevant Digital Asset for Digital Asset Trade Credits. All Cash repayments must be made to Lender in good funds by the Settlement Deadline, regardless of whether the Federal Reserve wire transfer system is open for business.

Any Trade Credits that are repaid during a Defined Interval can be re-borrowed during the same Defined Interval, but must be fully repaid by the Settlement Deadline for that Defined Interval. Borrower agrees to comply with Lender’s and Agent’s settlement instructions to fund Borrower’s Trading Balance in order to repay the Trade Credits.

Exhibit 10.4

6. Fees for Trade Credits

Borrower agrees to pay Lender a fee for Lender’s extension of financing to Borrower, and in accordance with the TF Terms (“Fees”). Unless otherwise specified by Lender, fees for Cash Trade Credits and Digital Asset Trade Credits shall be paid on the basis of the aggregate USD notional value of each Digital Asset and/or Cash borrowed during a Defined Interval.

7. Event of Default

Borrower understands and agrees that the following events shall constitute an event of default hereunder, and each shall be referred to as an "Event of Default."

(a) The failure of Borrower to repay Trade Credits by the applicable Settlement Deadline;

(b) Other than as contemplated by 8(a), a default by Borrower in the payment or performance of any of obligations, conditions, covenants, representations, provisions or stipulations between Borrower and Lender, Agent, Coinbase Custody, or other Coinbase Entities in this TFA or any other agreement provided that, the Borrower shall have twenty four (24) hours after notice from Lender or Agent to cure such default;

(c) Any event or circumstance occurs or exists that has a material adverse effect on the business, operations, prospects, property, assets, liabilities or financial condition of Borrower, taken as a whole, or has a material adverse effect on the ability of Borrower to perform its obligations under this TFA or any other agreement, including the ability to repay any and all outstanding Trade Credits;

(d) Any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors or dissolution proceedings are instituted by or against the Borrower

(e) If Borrower notifies Lender of its inability to or its intention not to perform its obligations under this TFA or any other agreement, or otherwise disaffirms, rejects, or repudiates any of its obligations this TFA or any other agreement.

8. Remedies on Default

If Borrower fails to make payment of Trade Credits by the applicable Settlement Deadline or pay any other amounts due hereunder when due, Agent, on behalf of Lender, may freeze the Borrower’s ability to use the Trading Platform.

Additionally, upon the occurrence of an Event of Default:

(a) Any outstanding extension of Trade Credit shall be immediately due and payable.

(b) In addition to all rights under the Coinbase Prime Broker Agreement, Lender or Agent may exercise any rights of a secured creditor with respect to its interests in Borrower’s assets, and may exercise all other rights under Agreements between Borrower and Lender, Agent or Coinbase Custody, including the Lender’s, Agent’s or Coinbase Custody’s rights under the Coinbase Prime Broker Agreement. Lender and Agent agree that they will exercise their secured creditor rights with respect to the Trading Balance before exercising their secured creditor rights with respect to the Custodial Account.

(c) Borrower hereby authorizes Agent, as securities intermediary with respect to the Trading Balance, to comply with all instructions and entitlement orders from Lender, as secured party, with respect to the disposition of assets in Borrower’s Trading Balance as contemplated herein without further consent or direction from Borrower or any other party. Agent agrees to follow such instructions and entitlement orders without further consent or direction from Borrower or any other party. Borrower hereby authorizes Coinbase Custody, as securities intermediary with respect to the Custodial Account, to comply with all instructions and entitlement orders from Lender or Agent, as secured party, with respect to the disposition of assets in Borrower’s Custodial Account as contemplated herein without further consent or direction from Borrower or any other party. Coinbase Custody agrees to follow such instructions and entitlement orders without further consent or direction from Borrower or any other party.

Exhibit 10.4

(d) Without prior notice to Borrower, Lender shall have the right to instruct Agent (and Agent agrees to comply with such instruction) to: (i) transfer the Borrower’s Client Assets from the Borrower’s Trading Balance to the Lender to repay the unpaid Trade Credits, and/or (ii) liquidate or cancel outstanding Orders (including Orders that have been submitted or are in the process of being fulfilled).

(e) Without prior notice to Borrower, Lender may suspend or terminate the Borrower’s ability to receive extensions of Trade Credits, regardless of whether Borrower has cured the Event of Default.

If the above actions are not sufficient to satisfy all obligations of Borrower to Lender and Agent, Lender or Agent shall have the right to liquidate any and all of Borrower’s assets and positions held with Lender, Agent, or Coinbase Custody, including the Trading Balance and the Custodial Account, to cover any losses incurred by Borrower’s failure to repay the Trade Credits. In connection with liquidating such assets, Borrower authorizes Lender or Agent, on Lender’s behalf, in Lender’s sole discretion, to liquidate any of Borrower’s Digital Assets in a commercially reasonable sale at the market price that otherwise applies to such Digital Assets at the time of liquidation, without regard to whether Borrower would recognize a gain or loss on such sale or would recognize a greater or lesser gain or loss if different Digital Assets were sold. Borrower understands that the value of Digital Assets may rise or fall quickly, and neither Lender nor Agent has any obligation to liquidate Borrower’s Digital Assets at a time that provides the best price for Borrower. Borrower agrees that Digital Assets held in its Trading Balance and Custodial Account are of a kind or type customarily sold on recognized markets, subject to standard price quotations and may threaten to decline speedily in value. Borrower agrees that if Lender or Agent exercises its setoff rights or secured party remedies against Borrower’s Digital Assets, that Lender or Agent may value such Digital Assets using the same valuation method and same process that is otherwise used when Digital Assets are sold on the Trading Platform or any other commercially reasonable valuation method. A sale by Lender or Agent of Borrower’s Digital Assets, without notice, at a private sale using the valuation and method described above shall be a commercially reasonable method of disposition.

9. Financial Reporting; Information Requests

Borrower will deliver to Lender each of the following, in form and substance acceptable to Lender in its sole discretion:

(a) as soon as available, and in any event within 120 days after the end of each fiscal year of Borrower, the annual audited financial statements of Borrower prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), together with an audit report thereon issued by independent certified public accountants certified in the United States of America and of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit);

(b) within 20 days after the end of each calendar month, a monthly statement setting forth Client’s Net Asset Value (exclusive of withdrawals and redemptions), Total Assets and Total Liabilities as of such date (as each term is defined or understood under GAAP), together with percentage changes in Net Asset Value (exclusive of withdrawals and redemptions) compared to the last business day of the immediately preceding calendar month, the last business day of the third calendar month immediately preceding such calendar month, and as of the last business day of the same month in the immediately preceding calendar; and

(c) promptly upon request, such additional information regarding the financial performance, results, projections, position or business of Borrower as Lender may reasonably request, including, without limitation, (i) leverage data, (ii) portfolio composition, (iii) good faith oral estimates of Net Asset Value and (iv) portfolio liquidity.

10. Effect of Forks or Airdrops

Exhibit 10.4

In the event that the blockchain of a Digital Asset for which a Trade Credit is extended is the subject of a “hard fork” or “airdrop” while the Trade Credit is outstanding, Borrower will receive the benefit and ownership of any incremental tokens generated with respect to that Trade Credit as a result of the hard fork or airdrop, provided that Lender or Agent may, in their sole discretion, decide whether or not to support (or cease supporting) either branch of the forked blockchain or any airdropped Digital Asset entirely. Borrower acknowledges and agrees that Lender and Agent assume absolutely no liability, obligation, or responsibility whatsoever in respect to unsupported hard forks or airdrops.

11. Termination

The Parties may terminate this TFA immediately upon giving the other Party written notice. Upon notice of termination under this provision, all outstanding extensions of Trade Credits shall become due and payable immediately. All obligations of Borrower with respect to outstanding Trade Credits and other amounts due hereunder, and rights of Lender and Agent in connection therewith shall survive the termination of this TFA, including Lender’s and Agent’s security interest in Borrower’s Trading Balance and Custodial Account and Lender, Agent’s and Coinbase Custody’s right of set-off under the Coinbase Prime Broker Agreement.

12. Borrower Representations and Warranties

Borrower hereby represents and warrants that, as of the date of this TFA and continuing through the term of this TFA:

(a) It (i) has the power to execute and deliver this TFA, to enter into the extension of Trade Credits contemplated hereby and to perform its obligations hereunder, (ii) has taken all necessary action to authorize such execution, delivery and performance, and (iii) this TFA constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms.

(b) It is an eligible contract participant (“ECP”) for purposes of the Commodity Exchange Act (the “CEA”) and all U.S. Commodity Futures Trading Commission regulations thereunder (“CFTC Regulations”). Any information provided to Lender, Agent, or their affiliates for purposes of onboarding and due diligence regarding Borrower’s ECP status and other financial information is true and correct in all material respects. Borrower further agrees that it will at all times maintain its status as an ECP as that term is defined in the CEA and CFTC Regulations. If Borrower at any time during the pendency of this TFA ceases to be an ECP, Borrower will notify Lender and Agent immediately. Borrower acknowledges and understands that if it ceases to be an ECP during the pendency of this TFA, Lender will not make any new Trade Credits to the Borrower.

(c) It has not relied on Lender or Agent for any tax or accounting advice concerning this TFA and that it has made its own determination as to the tax and accounting treatment of any Trade Credit, any Digital Assets or funds received or provided hereunder.

(d) It is acting for its own account.

(e) It is sophisticated and fully familiar with the inherent risks involved in the transaction contemplated in this TFA, including risk of new financial regulatory requirements, potential loss of money and risks due to volatility of the price of Digital Assets and voluntarily takes full responsibility for any risk to that effect.

(f) It is not insolvent and is not subject to any bankruptcy or insolvency proceedings under any applicable laws.

Exhibit 10.4

(g) There are no proceedings pending or, to its knowledge, threatened, which could reasonably be anticipated to have any adverse effect on the transactions contemplated by this TFA or the accuracy of the representations and warranties hereunder or thereunder.

(h) To its knowledge the transactions contemplated in this TFA are not prohibited by law or other authority in the jurisdiction of its place of incorporation, place of principal office, or residence and that it has necessary licenses and registrations to operate in the manner contemplated in this TFA. (i) It has, or will have at the time of repayment of any Trade Credits, the right to deliver such Cash and Digital Assets subject to the terms and conditions hereof, free and clear of all liens and encumbrances other than those arising under this TFA.

13. Rights and Remedies Cumulative

No delay or omission by the Lender or Agent in exercising any right or remedy hereunder shall operate as a waiver of the future exercise of that right or remedy or of any other rights or remedies hereunder. All rights of the Lender and Agent stated herein are cumulative and in addition to all other rights provided by law, in equity.

14. Collection Costs

In the event Borrower fails to pay its Fees or any other amounts due, or to return any Digital Assets or Cash upon the occurrence of any Event of Default in Section 7 hereunder, Borrower shall, upon demand, pay to Lender all reasonable costs and expenses, including reasonable external attorney’ fees court costs, trading fees, and technology costs incurred by the Lender, Agent or Coinbase Custody in connection with the enforcement of its rights hereunder.

15. Incorporation by Reference

The Coinbase Prime Broker Agreement, including the General Terms and all exhibits, addenda, policies, and supplements attached thereto and referenced therein, are hereby incorporated by reference in this TFA and made a part hereof. This TFA and the Coinbase Prime Broker Agreement shall not be deemed in conflict based on the fact that a document is silent on a topic that is affirmatively addressed in another document. In the event of an irreconcilable conflict between this TFA and the Coinbase Prime Broker Agreement, this TFA shall control as it relates to the extension of Trade Credits from Lender to Borrower for use in connection with trading Digital Assets on Agent’s Trading Platform. For the avoidance of doubt, the Coinbase Master Trading Agreement shall control as it relates to Borrower’s Trading Account and the trading on the Trading Platform.

IN WITNESS WHEREOF, this TFA is executed as of the date above.

LENDER: COINBASE CREDIT, INC.

By: /s/ Matt Boyd

Name: Matt Boyd

Title: Head of Prime Finance

Exhibit 10.4

Date: August 22, 2025

BORROWER: BITWISE INVESTMENT ADVISERS, LLC, solely in its capacity as Sponsor of the BITWISE BITCOIN ETF, BITWISE ETHEREUM ETF, BITWISE CRYPTO 10 INDEX FUND, BITWISE BITCOIN AND ETHEREUM ETF, AND BITWISE SOLANA ETF

By: /s/ Katherine Dowling

Name: Katherine Dowling

Title: General Counsel & CCO

Date: August 22, 2025

Address: 250 Montgomery Street SF, CA 94104

E-Mail: katherine@bitwiseinvestments.com

AGENT: COINBASE, INC.

By: /s/ Lauren Abendschein

Name: Lauren Abendschein

Title: VP

Date: August 22, 2025

COINBASE CUSTODY TRUST COMPANY, LLC

By: /s/ Lauren Abendschein

Name: Lauren Abendschein

Title: VP

Date: August 22, 2025

Form of Schedule to the Coinbase Trade Finance Agreement This document sets forth certain terms and conditions of the trade finance offered to Borrower by Coinbase Credit, Inc. under the Coinbase Trade Finance Agreement dated as of as amended and supplemented from time to time (the “TFA”). The terms of the trade financing to which this Schedule relates are as follows:

1) Fees: For each executed Order, where settlement of Trade Credits is to occur on the Business Day following the execution date, Borrower shall pay a financing fee in accordance with the table below to be paid in the USD notional value of the Trade Credits extended in connection with such executed Order. This fee will be in addition to any trading fees, commissions or other charges associated with the Order.

Asset Type	Rate
Cash (USD)
Digital Assets	Per asset pricing as determined by lender in accordance with market rates

For the avoidance of doubt, Lender may update the above fees at any time upon notice to Borrower.

Exhibit 10.4

2) Additional Terms (if any):

[Reserved |

Exhibit 10.4

Schedule B

to the TFA

List of TFA Clients / Borrowers

Bitwise Bitcoin ETF — Effective as of [DATE]

Bitwise Ethereum ETF — Effective as of [DATE]

Bitwise 10 Crypto Index Fund — Effective as of [DATE]